                                                                     EXHIBIT 2.1

                                   AGREEMENT
                                   ---------

          THIS AGREEMENT, made as of the 18th day of August, 1997, by and between BANKERS TRUST COMPANY, a New York banking corporation, having an office at 130 Liberty Street, New York, New York 10006 ("Seller") and BOSTON PROPERTIES
                                                  -------
LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware, having an office at c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116 ("Purchaser") and, for the purpose of Sections
                              ----------
5.1.7, 5.1.8, 7.6 through 7.10, 16, and 23.7 only of this Agreement, BOSTON PROPERTIES, INC., a Delaware corporation and the sole general partner of Purchaser, having an office at 8 Arlington Street, Boston, Massachusetts 02116 ("Company").
  -------

                             W I T N E S S E T H :
                             - - - - - - - - - - -

          Seller desires to sell, transfer and convey the land with the buildings and improvements thereon and all easements and other appurtenances thereto in the City, County and State of New York, more particularly described in Exhibit A attached hereto and made a part hereof, commonly known and designated as 280 Park Avenue (the "Premises"; a schedule listing the definition
                                    --------
of this and other defined terms used in this Agreement is set forth in Schedule A attached hereto) to Purchaser and Purchaser desires to purchase and acquire the Premises from Seller on the terms, covenants and conditions hereinafter set forth.

          NOW, THEREFORE, for and in consideration of these presents and of the mutual covenants and agreements herein contained, Seller and Purchaser hereby agree as follows:

     1.   Transaction.
          ------------

          1.1. Seller agrees to sell, transfer and convey the Premises to Purchaser, and Purchaser agrees to purchase and acquire the Premises from Seller, upon and subject to all of the terms and conditions of this Agreement.

          1.2. This sale includes all and any right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the Premises, to the center line thereof and all strips and gores adjoining the Premises or any part thereof.

          1.3. There shall be included in the sale:

               1.3.1. All of Seller's right, title and interest in and to any easements, declarations, agreements or instruments affecting or in any way connected to or benefitting the Premises described in Exhibit B attached hereto (the "Premises Agreements").
      -------------------

               1.3.2. All of Seller's right, title and interest in and to (a) all leases, tenancies and occupancies for any part of the Premises as set forth on Exhibit C attached hereto and made a part hereof (copies of which Purchaser acknowledges having examined), excluding (x) subleases and suboccupancies and
(y) the Bankers Lease referred to in Article 11 hereof (the "Space Leases"), and
                                                             ------------
(b) all other leases, tenancies and occupancies, excluding subleases and subtenancies, which are hereafter entered into in accordance with Article 10 of this Agreement, (i.e., the "New Leases"), and (c) all subleases and subtenancies
                            ----------
including, without limitation, those set forth in Exhibit C-l attached hereto (such subleases and subtenancies as are listed on Exhibit C-l being those consented to in writing by Seller, or based on a thorough review of Seller's records, known by Seller to exist), and (d) the Bankers Lease, in each case from and after the Closing Date, and the unapplied security deposits and accrued and undistributed interest thereon and advance Rents (as defined in Section 6.5.1) in respect of any period subsequent to the Closing Date paid by the tenants thereunder which are in Seller's possession or control on the Closing Date, except to the extent applied by Seller by reason of default by any tenant under its Space Lease (the "Security Deposits").
                      -----------------

               1.3.3. All of Seller's right, title and interest, if any, in all certificates of occupancy, boiler, burner and like transferable licenses, approvals and permits for the use and operation of the Premises, including, without limitation, those set forth on Exhibit D attached hereto and made a part hereof.

               1.3.4. All of Seller's right, title and interest, if any, in all transferable warranties and guarantees of manufacturers, contractors, materialmen and mechanics who may have furnished labor and/or materials to the Premises, including, without limitation, those set forth on Exhibit E attached hereto and made a part hereof; provided, however, without limiting Purchaser's rights to fully enforce any such warranties and guaranties, should Seller have any existing monetary claim with respect to any such warranty or guarantee,

Seller may assert such monetary claim and thereby enforce Seller's rights under such warranty or guarantee, at Seller's cost and expense and Seller may retain any awards, judgments or settlements arising from the assertion of any such claim, provided that Seller shall not thereby adversely affect or impair the rights as to future claims under such warranties and guaranties to be assigned to Purchaser by Seller pursuant hereto. This provision shall survive delivery of the deed.

               1.3.5. All of Seller's right, title and interest in and to the equipment and fixtures used exclusively in connection with the operation and maintenance of the Premises, but excluding therefrom all of the personal property and trade fixtures owned or leased (a) by tenants or subtenants under the Space Leases, or under the Bankers Lease or (b) by Seller in the conduct of its business or the business of any of its Affiliates at the Premises, or (c) by the managing agent of the Premises or (d) by any of the parties, other than Seller or the managing agent, to the Service Contracts (as defined in Section 1.3.7) or (e) by Seller and located in the Premises building management office; but which shall include, without limitation, the items listed on Exhibit F attached hereto or equivalent replacements thereof except to the extent that such items are depleted in the ordinary course of Seller's operation of the Premises (the "Equipment").
               ---------

               1.3.6. All of Seller's right, title and interest, if any, in and to the building plans and specifications and site plans in Seller's possession or control for the Premises, together with all of Seller's right, title and interest, if any, in and to all building and other governmental permits for the construction of the Premises.

               1.3.7. All of Seller's right, title and interest in and to the contracts and agreements of which Seller or its managing agent is party relating to the maintenance or operation of the Premises, other than any management agreement, and in and to any leases of Equipment (identified as leased Equipment on Exhibit F attached hereto), which are in effect on the Closing Date and which are either listed on Exhibit G attached hereto or are entered into by Seller after the date hereof in accordance with the provisions of Article 10 of this Agreement, to the extent transferrable by their terms (the "Service Contracts").
                                                            ------------------

               1.3.8. All of Seller's right, title and interest, if any, to use and occupancy of vaults, if any, under the sidewalks or streets abutting the Premises and Purchaser shall take subject to all license fees and charges heretofore or hereafter imposed by any governmental authority having jurisdiction in the matter (subject to apportionment between the parties as provided in Section 6.1 hereof) for the use or maintenance of such vault.
Seller makes no representations with respect to the continued use or maintenance of any such vault or that a license or permit for the maintenance or use thereof has been obtained.

          1.4. This sale does not include any service mark, trademark, copyright, license or other interest in or right to the use of the name "Bankers Trust" or "Bankers Trust Building", or any variations thereof. Purchaser understands that the Premises are commonly known as or identified as the '1Bankers Trust Building" by reason of the occupancy by Bankers Trust Company of very substantial portions thereof from the construction thereof. By reason thereof, in its management and ownership of the Premises, Bankers Trust Company has restricted the use of the name "Bankers Trust Company" by other tenants and occupants, has maintained that name as the sole distinctive name of the Premises, has restricted the placement at the Premises of any signs, symbols or identifying or distinctive materials containing the name or logo of the competitors of Bankers Trust Company, and has restricted the leasing to competitors of Bankers Trust Company by it and its tenants of space in the Premises. Restrictions of this nature which are contained in provisions of the Initial Bankers Lease (referred to in Section 11.1 hereof) are indicative of such practices. The occupancy by Bankers Trust Company shall continue after the delivery of the deed, pursuant to the Bankers Lease, which amends and replaces in its entirety the Initial Bankers Lease (and removes such provisions therefrom). Accordingly, Seller and Purchaser agree as follows:

               1.4.1. Purchaser recognizes that the Premises may be known as the "Bankers Trust Building" and that Seller has a strong interest in
     ----------------------
maintaining the integrity of such name. It is therefore understood and agreed that Seller, and any successor or affiliated entities, shall have the sole and exclusive right to use the name "Bankers Trust Building" and any variations thereof. Purchaser shall not use the name "Bankers Trust" or any variations thereof in any advertising or promotional material, in connection with the Premises, except in the circumstance where, as permitted by Section 1.4.3(a) hereof, Purchaser has elected to name the Premises the "Bankers Trust Building", or otherwise only upon the prior written authorization of Seller.

               1.4.2. Purchaser further covenants and agrees that a provision expressly prohibiting any tenant under a lease of space of the Premises, other than Seller and any of its successors or Affiliates, from using the name "Bankers Trust" and any variations thereof, will be inserted in all leases of space in the Premises made after the Closing Date, and which prohibition shall be expressly stated to be for the benefit of Seller and enforceable by Seller, provided, however, for as long as the Premises are known as the "Bankers Trust Building", such lease may provide that Tenant may use such name in its letterhead for the purpose of address identification only, and then only in a manner which will maintain the first-class nature and character of such name, but will not state or imply any other connection or association with Bankers Trust Company or its Affiliates and will not use such name in a type face or style now or hereafter used by Bankers Trust Company as a part of its corporate identity. Purchaser shall cooperate in all reasonable respects, at the cost of Seller, with Seller in the enforcement of such prohibition, or any similar prohibition in any Space Lease or New Lease or which is binding on any subtenant pursuant to any sublease thereunder, provided that Seller's sole remedy against such tenant or subtenant shall be limited to injunctive relief but, if Seller cannot timely obtain such injunction to avoid incurring damages, after having promptly commenced and prosecuted its claim for injunctive relief with all due diligence, then, but only then, Seller may recover its actual (but not consequential, special or punitive) damages against such tenant or subtenant.

               1.4.3. From and after the Closing, for so long as the Seller or any Affiliate thereof is the Tenant under the Bankers Lease, Purchaser shall after the Closing have the right to use as the distinctive name of the Premises
(a) the "Bankers Trust Building" until notified in writing by Seller to no longer use as the distinctive name of the Premises the "Bankers Trust Building", or (b) "Boston Properties Plaza" or any variation thereof or (c) any other name, provided such name is not that of (i) a Competitor at the time of such naming or such earlier date as Purchaser had agreed to the naming of the Premises, including any designation by which such Competitor is commonly known, or (ii) a tenant occupying less than 100,000 rentable square feet of space in the Premises at the time of such naming, or (d) the street address of the Premises, or (e) the name of any other tenant of the Premises, except for any name referred to in clause (a), if such other tenant is both (i) not a Competitor at the time of such naming or such earlier date as Purchaser had agreed to the naming of the Premises, including any designation by which such

Competitor is commonly known, and (ii) the occupant of more than 100,000 rentable square feet of space in Premises at the time of such naming. If so notified by Seller pursuant to clause (a) of this Section 1.4.3, Purchaser shall cease use of the name "Bankers Trust Building" as the distinctive name of the Premises within two (2) months after Purchaser's receipt of Seller's notice to such effect, provided however, if (A) Purchaser has failed to observe or perform any of the terms and provisions of this Section 1.4.3, then such change shall be made within ten (10) business days after Purchaser's receipt of Seller's notice, or (B) in Seller's reasonable judgment Purchaser has not owned, operated or marketed the Premises in a manner befitting that of a building named the "Bankers Trust Building", then such change shall be made within thirty (30) days after Purchaser's receipt of Seller's notice, provided further, however, Purchaser shall, in any event, immediately cease to use such name in newspaper, radio, television and similar advertising media, and shall discontinue use of brochures and other informational and promotional materials utilizing the name "Bankers Trust" immediately, in case clause (A) above shall be applicable or otherwise when its then current supply is exhausted but within such respective applicable period. Within each such respective applicable period, Purchaser shall discontinue all such use of the name "Bankers Trust" or any variations thereof pursuant to this Section 1.4.3.

               1.4.4. For so long as the Seller or any Affiliate thereof is separately or collectively the Tenant under the Bankers Lease, Purchaser shall not after the Closing place any signs, symbols or identifying or distinctive materials containing the name or logo (or other like identification) ("Signage")
                                                                       -------
at the exterior or on any exterior wall of the Premises or in the East Building or West Building lobbies of or West Building entrances to the Premises or any wall thereof except Signage (a) using the name Boston Properties or any variation thereof, or (b) using the street address of the Premises, or (c) of another tenant, which (i) other than the presently existing Signage using the street address and Retail Signage, is not larger than any of the Original Seller Signage, and (ii) other than the presently existing Signage using the street address and Retail Signage, is consistent with the prominence of the Original Seller Signage and (iii) other than the presently existing Signage using the street address is consistent with the class and character of the Original Seller Signage and of the Premises and (iv) is not that of a Competitor, including any designation by which such Competitor is commonly known, at the time such Signage was placed or such earlier date as Purchaser had agreed to the placement of such Signage and (v) if the Signage of another tenant, such tenant is the occupant of (y) retail space on the ground floor of the Premises being used as a restaurant, cafeteria or like purpose, or general retail space for the sale and delivery to customers at such space of goods, products or materials principally merchandized or kept in such space (such signage of such retail space, "Retail Signage") and such Retail Signage is
                                     --------------
in close proximity to such retail space on the 48th Street side of the Premises on the East Building portion of the Premises or on the 48th Street or 49th Street side of the Premises on the West Building portion of the Premises, or (z) more than 100,000 rentable square feet of space in the Premises at the time of such placing of Signage; provided, however, notwithstanding anything to the contrary hereinabove contained, (A) no Signage, other than Original Seller Signage, shall be placed at the marble exterior wall on the Park Avenue side of the Premises south of the main entrance or on the marble exterior wall on the 49th Street side of the Premises, and (B) no Retail Signage shall be placed on the Park Avenue side of the Premises or on the 49th Street side of the Premises on the East Building portion of the Premises.

               1.4.5. From and after the Closing and for so long as the Seller or any Affiliate thereof is in actual occupancy of at least 20,000 rentable square feet of the Premises, the Purchaser, its successors and assigns, shall not after the Closing (a) enter into a lease of any space in the Premises to a Competitor or (b) enter into a lease of any space in the Premises without including a provision in a form and content substantially similar to the restriction contained in Exhibit S attached hereto which expressly restricts any tenant (other than Seller and any of its Affiliates as Tenant under the Bankers Lease) from any such assignment of lease or subletting to a Competitor, which restriction shall be expressly stated to be for the benefit of Seller and enforceable by Seller or (c) consent to the subletting of space under or assignment of any such lease of space to a Competitor except in accordance with such restriction or (d) to the extent a similar such restriction is contained in any Space Lease or New Lease, consent to the subletting of space under or assignment of any such Space Lease or New Lease, to a Competitor if, in each such case, such tenant, assignee or subtenant was a Competitor at the time such lease was made or at the time Purchaser consented to such assignment or subletting. Purchaser agrees to use reasonable commercial efforts to enforce the provisions of this Section against the tenant under any such lease which contains such restriction or a similar restriction, but Purchaser shall, in any event, furnish the list of Competitors referred to below as Exhibit P, promptly after Purchaser's receipt from

Seller, to each such tenant whose lease contains a comparable provision for restriction upon assignment or subletting based upon a list of Competitors of Seller. Purchaser agrees to cooperate in all reasonable respects, at the cost of Seller, with Seller in the enforcement of such restriction, or any similar restriction in any Space Lease or New Lease, provided that Seller's sole remedy against such tenant shall be limited to injunctive relief but, if Seller cannot timely obtain such injunction to avoid incurring damages after having promptly commenced and prosecuted its claim for injunctive relief with all due diligence, then, but only then, Seller may recover its actual (but not consequential, special or punitive) damages against such tenant. Anything expressly or impliedly contained in this Section 1.4.5 to the contrary notwithstanding, none of the preceding provisions will ever be interpreted or construed as a restriction on Purchaser, its successors and assigns, from granting its consent to the subletting of space under or assignment of any Space Lease existing on the date hereof where no restriction substantially similar to the restriction contained in this Section 1.4.5 has been included in any such pre-existing Space Lease.

               1.4.6. The following terms have the following meanings for purposes of Sections 1.4.3 through 1.4.5:

                       (a)  A "Competitor", shall mean for purposes of Sections
                               ----------
1.4.3 through 1.4.5, an entity whose name is contained on any currently effective list of "Competitors" pursuant to this Section 1.4.6, subject to the
                   -----------
following provisions hereof. The initial list of Competitors is attached as Exhibit P hereto and such list shall be effective unless it is replaced with a new list, or modification thereto, provided by Seller to Purchaser, which may be provided no more often than once in any eighteen (18) month period, subject to the provisions of this Section 1.4.6, and which shall then constitute Exhibit P, which shall contain no more than sixteen (16) names of Competitors, and each such successive list shall be effective and be replaced as hereinabove provided. In no event shall the foregoing restrictions apply to, nor shall Purchaser be responsible for, the addition of any entity to a list of Competitors provided by Seller after Purchaser has agreed to name the Premises for or install signage of such Competitor, as to Sections 1.4.3 or 1.4.4, or has leased any space or consented to an assignment of lease or a sublet to such Competitor as to Section
1.4.5. An entity shall not hereafter be included on a list of Competitors constituting Exhibit P unless in the reasonable judgment of Seller it is a competitor of Seller.

                       (b)  "Seller" and "Purchaser" shall mean the Seller and
                             ------       ---------
Purchaser, respectively, originally named in this Agreement and, except as limited by the provisions of the next sentence, their respective successors and assigns, including, as to Purchaser, any successor owner of the Premises. For the purposes of Section 1.4.3 through 1.4.6(a), reference to "successors and assigns" of Seller in this Section 1.4.6(b) shall mean and be limited to (i) a corporation or business entity (herein called a "successor") into which or with
                                                 ---------
which Seller shall be merged or consolidated, or to which substantially all or a substantial part (which part shall include the name "Bankers Trust Company") of Seller's assets may be transferred, by operation of law or appropriate instruments of merger, consolidation or transfer, provided that the successor shall have assumed, among other obligations and liabilities, all of Tenant's obligations and liabilities under the Bankers Lease, or (ii) an assignment of the Bankers Lease pursuant to a "Controlling Equity Transfer" (as defined in
                                 ---------------------------
Article 10 of the Bankers Lease), provided that the principal purpose of any such assignment is not the acquisition of the tenant's interest in the Bankers Lease, or (iii) an Affiliate of Seller.

                       (c)  "Affiliate" of any entity shall mean any other
                             ---------
entity or person which shall (i) control, (ii) be under the control of or (iii) be under common control with such entity (the term "control" as used herein
                                                    -------
shall be deemed to mean either (A) ownership (direct or indirect) of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if such entity is not a corporation), or
(B) ownership (direct or indirect) of not less than twenty-five percent (25%) of such stock or other equity interest and the power to direct the affairs of such corporation or other entity by reason of ownership of voting stock or other equity interest, by contract or otherwise.

                       (d)  "Original Seller Signage" shall mean (i) the present
                             -----------------------
exterior signage at the marble exterior wall on the 49th Street side of the Premises near the Park Avenue side of the Premises and (ii) the present exterior signage at the marble exterior wall on the Park Avenue side of the Premises south of the entrance to the Premises and (iii) the present exterior signage on the exterior wall at the entrance to the Premises at 48th Street and (iv) the Lobby Signage (as such term is defined in the Bankers Lease), in each case, containing the name "Bankers Trust" or a logo or identification of Bankers Trust Company (its successors and assigns and/or Affiliates), as the same may be moved, changed or removed pursuant to the provisions of the

Bankers Lease.

                1.4.7. Without limiting any of Seller's other rights and remedies set forth in Section 12.8 hereof, Seller shall be entitled to specific performance, injunctive or other equitable relief in the event of breach by Purchaser, or any of its servants, agents or employees of Purchaser's obligations under this Section 1.4, provided, however, that Seller shall not claim against Purchaser, and Purchaser shall incur no liability for damages, in the event of any such breach by Purchaser other than for Seller's actual damages up to but not in excess of Five Million ($5,000,000.00) Dollars for each such separate breach, except that in the event the covenants in Section 1.4.3 or
Section 1.4.4 are breached by Purchaser, there may be included within the applicable Five Million ($5,000,000.00) limitation upon damages up to but not in excess of Seller's actual consequential damages in an amount of up to Five Hundred Thousand ($500,000.00) of such consequential damages. In no event, however, may Seller recover punitive or other damages, statutory or otherwise, for any such breach by Purchaser of the covenants in this Section 1.4. Nothing herein shall be deemed to relieve Purchaser of any obligation to terminate any lease entered into by Purchaser or remove any Signage placed on or in the Premises in breach of the provisions of Section 1.4.4 or Section 1.4.5. For purposes of Purchaser's liability for damages provided for in this Section 1.4.7, Purchaser shall not be deemed in breach of such covenants until Purchaser shall fail to observe or perform such terms and provisions of this Section 1.4, and such failure shall continue for twelve (12) business days after receipt of notice of such failure from Seller. Without limiting Seller's rights to damages as heretofore provided in this Section 1.4.7, Seller may, before or after such twelve (12) business day period, seek and/or obtain specific performance, injunctive or other equitable relief in the event of failure or breach by Purchaser of Purchaser's obligations under this Section 1.4.

                1.4.8. Purchaser agrees, for itself and its successors and assigns, that the foregoing provisions are reasonable, that to the extent such provisions may limit or restrict Purchaser's future use or operation of the Premises, Purchaser was aware of same when it elected to purchase the Premises, and to the extent such provisions may affect the Purchaser economically in its future use or operation of the Premises it took same into account in its determination of the price it wished to pay for the purchase of the Premises.

                1.4.9.   The covenants and agreements set forth in this Section
1.4 shall survive delivery of the deed and shall be binding upon the successors and assigns of Purchaser and the successors and assigns of Seller (as defined in Section 1.4.6(b)).

     2.   Closing.
          -------

          The closing  ("Closing") of the transactions contemplated hereby shall
                         -------
take place on September 5, 1997, as such date may be extended pursuant to the terms of this Agreement or accelerated upon the mutual written agreement of Seller and Purchaser (the "Closing Date"), at the offices of Moses & Singer LLP,
                           ------------
1301 Avenue of the Americas, New York, New York or, at Purchaser's election, at other offices as have been designated by Purchaser in writing to Seller at least three (3) business days prior to the Closing in the Borough of Manhattan, at 10:00 A.M. o'clock in the forenoon, or at such other place and time of day as may be agreed upon in writing by Seller and Purchaser ("Closing Date").
                                                        ------------

     3.   PURCHASE PRICE AND MANNER OF PAYMENT.
          ------------------------------------

          3.1. The purchase price is Three Hundred Twenty One Million Two Hundred Fifty Thousand and 00/100 ($321,250,000.00) Dollars (the "Purchase
                                                                  --------
Price"), payable as follows:
------

                3.1.1.   Ten Million and 00/100 ($10,000,000.00) Dollars of the
Purchase Price on signing this Agreement, by wire transfer to an account designated by Seller in immediately available federal funds, receipt whereof is hereby acknowledged.

                3.1.2. Three Hundred Eleven Million Two Hundred Fifty Thousand and 00/100 ($311,250,000.00) Dollars, plus or minus net adjustments and prorations provided for in Article 6 of this Agreement, at the Closing payable by wire transfer (to an account designated by Seller at or prior to Closing) in immediately available federal funds; provided, however, that uncertified checks of the Purchaser payable to the order of Seller or its designees for an aggregate amount up to $100,000 shall (subject to collection) be acceptable for any adjustments payable to Seller at the Closing.

          3.2. The amount of any past due unpaid taxes, assessments, business improvement district charges, public assembly charges, water charges and sewer rents which Seller is obligated to pay and discharge, with the interest and penalties thereon to a date not earlier than that required by the title company insuring Purchaser's title to the Premises, may at the option of Seller be allowed to Purchaser out of the balance of the Purchase Price, provided official bills therefor with interest and penalties thereon figured to said date are furnished by Seller at the closing. The existence of any such taxes shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

          3.3. If on the date of Closing there are any other liens or encumbrances on the Premises other than those to which Purchaser's title is to be subject hereunder, Seller may use any portion of the balance of the Purchase Price to satisfy the same, provided Seller shall simultaneously either (a) deliver to Purchaser at the Closing of title instruments in recordable form and sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments or, (b) provided that Seller has made arrangements with the title company employed by Purchaser in advance of Closing, deposit with said title company sufficient monies, acceptable to and required by it, to assure the obtaining and the recording of such satisfactions and the issuance of title insurance to Purchaser free of any such liens and encumbrances. Purchaser, if request is made within a reasonable time prior to the Closing Date, agrees to provide at the Closing separate payments of immediately available federal funds or separate certified checks, as requested by Seller, aggregating the amount of the balance of the Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such other liens and encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

          3.4. For purposes hereof, a check (certified or uncertified) of Purchaser shall mean a check drawn by the grantee named in the deed to be delivered upon such Closing drawn upon a bank which is a member of the New York Clearing House Association, Inc. or Bank of Boston, N.A. payable directly to the order of Seller or the designee of Seller. In lieu of any such check, Purchaser may at its option deliver a bank check.

          3.5.  For purposes of this Agreement a "bank check" shall mean an
                                                  ----------
official check of Bank of Boston, N.A. or of any bank which is a member of the New York Clearing House Association, Inc. drawn directly to the order of Seller or its designee, provided that the name of no third party shall appear upon such official check.

          3.6. The sums deposited with the Seller pursuant to Section 3.1.1 shall be invested by the Seller in an account at Bankers Trust Company (bearing interest at the day-to-day savings rate). Whether or not the

Closing shall occur hereunder, the party, whether Seller or Purchaser, entitled to receive the sums deposited with the Seller pursuant to Section 3.1.1 shall also be entitled to receive, and Seller shall deliver to such person, either it or the Purchaser, all interest earned on such sums in accordance with the provisions of the preceding sentence. The party receiving such sums and interest shall pay any income taxes on such interest. Each party's taxpayer identification number is set forth after the signature of such party at the end of this Agreement. Any such interest shall not be deemed to be a credit to Purchaser against the Purchase Price.

     4.   Deliveries on Behalf of Seller
          ------------------------------

          4.1. At the Closing, and as a condition to Purchaser's obligation to purchase the Premises and pay the Purchase Price, Seller will duly execute, acknowledge (where appropriate) and/or deliver to Purchaser, in form attached hereto but when no such form is attached hereto or provided for herein, in the form acceptable to Purchaser in its reasonable discretion, the following:

                4.1.1. A bargain and sale deed to the Premises, without covenants against grantor's acts, in the form of Exhibit I attached hereto (the "deed") and duly executed and acknowledged so as to convey to Purchaser the fee simple of the Premises, free from all encumbrances, except as herein stated.

                4.1.2. A bill of sale of the Equipment (with no value separate from the real estate, except as provided in Section 6.1.8) in the form of Exhibit J attached hereto.

                4.1.3. The landlord's executed counterparts (or, where originals are unavailable, copies thereof certified by Seller) of all Space Leases, New Leases, the Bankers Lease and Service Contracts (which shall be made available to Purchaser at Seller's address first set forth above).

                4.1.4.   An assignment of (a) the Space Leases and New Leases,
(b) to the extent assignable, the Service Contracts, (c) the Premises Agreements and (d) the Bankers Lease and all of Seller's right, title and interest thereunder from and after the Closing Date in the form of Exhibits K and K-1 annexed hereto and made a part hereof, including an agreement indemnifying and holding harmless Purchaser against claims and/or liability for the (A) payment or performance of Landlord Contributions or Landlord Work (as such terms are defined in Section 8.7.5) excluding (x) Landlord Contributions or Landlord Work listed in Exhibit C to be assumed by

Purchaser and (y) in respect of New Leases, and (B) Commissions (as defined in Section 8.8 hereof) due up to (and including) the date of the Closing excluding
(i) Commissions listed in Exhibit C as Initial Commissions (as defined in
Section 8.8) to be assumed by Purchaser, and (ii) Future Commissions (as defined in Section 8.8) (iii) Commissions on New Leases, if any, and (iv) Commissions with respect to leases entered into by Purchaser after the Closing Date with tenants with whom Seller or Seller's agent, as of the Closing Date, was negotiating to lease space in the Premises, and for the payment of which Commissions Seller would be legally obligated (if Seller had signed the lease), provided that, at the Closing, Seller identifies in a writing delivered to Purchaser all such lease negotiations for space in the Premises.

                4.1.5. All Security Deposits and the accrued and undistributed interest on each of such Security Deposits, less permitted administrative charges, if any, together with a schedule thereof. Such Security Deposits and interest shall be delivered by Seller by (i) wire transfer in immediately available federal funds to an account designated by Purchaser at least three (3) business days prior to the Closing, or if no such account is so designated by Purchaser, by a separate certified or official bank check payable to the order of Purchaser, or (ii) by a credit to Purchaser against the Purchase Price, provided that (a) in the event any cash security deposits and the interest thereon are held by a bank (including Bankers Trust Company), savings bank, trust company or savings and loan association, at Seller's option Seller shall deliver to Purchaser, in lieu of such wire transfer, checks or credit, an assignment to Purchaser of such deposits and interest and written instructions to the holder thereof to transfer such deposits and interest to Purchaser, and
(b) with respect to any Security Deposits which are other than cash, Seller shall execute and deliver to Purchaser at the Closing any appropriate instruments of assignment or transfer.

                4.1.6. Notices addressed to each of the tenants under the Space Leases and New Leases, executed by or on behalf of Seller, dated the Closing Date, which shall include a statement that the Premises have been conveyed by Seller to Purchaser, that Purchaser as landlord is responsible for and shall hold the Security Deposits (and interest thereon) provided for under such tenant's Space Lease or New Lease in accordance with the terms of such Space Lease or New Lease and with the provisions of law, directing that Rents and other payments under such tenant's Space Lease or New Lease thereafter be sent to Purchaser or as Purchaser may direct, and such other matters as may be reasonably required by Purchaser. Purchaser and Seller shall immediately after the Closing jointly cause such letters to be mailed by certified mail to such tenants at the address provided in such Space Leases or New Leases for the delivery of notices or other communications to such tenants.

                4.1.7. Such Estoppel Certificates (as defined in Section 10.5) as are in Seller's possession from the tenants under the Space Leases. Purchaser has reviewed and hereby approves the form of such Estoppel Certificates to be sent by Seller to each such tenant. If at the Closing any tenants under the Space Leases have not yet delivered an estoppel certificate to Seller, Seller shall deliver a certificate to Purchaser as to each such Space Lease which shall be in form of Exhibit L hereto but prepared for and signed by Seller as landlord under such Space Lease, dated the date of this Agreement, made without the references to "Tenant's best knowledge" in paragraphs 5 and 6, but with the following added to paragraph 8 "Based on a judgment search made by Lessor" and with the following added to paragraph 9(k) "Based on a thorough review of Lessor's records".

                4.1.8. All available keys to entrance doors to, and equipment and utility rooms located in, the Premises, which keys shall be properly tagged for identification.

                4.1.9. The original (or, if unavailable, a copy) of (a) the existing certificates of occupancy for the Premises, (b) to the extent they are in Seller's possession or control, original certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises and its operations, including elevators and life safety systems, by governmental and quasi-governmental authorities having jurisdiction, and (b) to the extent they are in Seller's possession, warranties and guarantees which Seller has received (or a blanket assignment of the same) in connection with any work or services performed or equipment installed in the Premises.

                4.1.10. A schedule updating Exhibit C and setting forth a current rent roll for the Premises dated as of the last day of the month preceding the month in which the Closing occurs (but in no event less than two
(2) business days prior to the Closing) and all arrears in Rents and all prepayments of Rents under the Space Leases and New Leases.

                4.1.11.  Copies of the following documents with respect to the
Seller:

                    (1) The certificate of incorporation of Seller and all amendments thereof, certified by the New York State Banking Department;

                    (2) A good standing certificate from the New York State Banking Department;

                    (3) By-laws certified to Purchaser by the Secretary or Assistant Secretary of Seller; and

                    (4) The resolutions of the board of directors of Seller, authorizing the transactions contemplated hereby (a copy of which Purchaser hereby acknowledges receiving and hereby approves), certified by its Secretary or Assistant Secretary as of the Closing Date as being true and correct copies of resolutions that were adopted at a meeting of the board of directors of Seller that was duly called and held on June 17, 1997, and that such resolutions have not been amended and remain in full force and effect as of the Closing Date.

                    (5) An incumbency certificate of an authorized officer of Seller, evidencing that the person signing such Seller's Documents and all closing documents hereunder on behalf of Seller is authorized to do so.

                4.1.12.  The Amended and Restated Bankers Lease (as provided in
Article 11 hereof) and certificate of Seller, in its capacity as landlord and tenant under the Bankers Lease, to which reference is made in Section 11.2 hereof.

                4.1.13.  The Building Management Office Sublease (as provided in
Article 11 hereof).

                4.1.14. Certificates or copies of the liability insurance required by the Bankers Lease of Tenant naming Purchaser as an insured.

                4.1.15. If a search of the title to the Premises discloses judgments, penalties or other returns against other persons having names the same as or similar to that of Seller, Seller will, on request, deliver to Purchaser an affidavit showing that such judgments, penalties or other returns are not against Seller.

                4.1.16. Its check(s), to the order of the appropriate tax collecting agency or official, in the amount of all real property transfer taxes payable by reason of or in connection with the sale of the Premises by Seller to Purchaser, and copies of all required returns therefor duly signed and sworn to (if necessary) by Seller. In lieu of delivering such checks, Seller may elect, upon notice to Purchaser given at least five (5)
business days prior to the Closing Date, to have Purchaser pay any of such taxes and charges by certified check or bank check and give Purchaser a credit against the Purchase Price in the amount thereof; provided, however, no such election
                                          --------  -------
shall relieve Seller of its obligation to execute, deliver and file all required returns in connection with the sale of the Premises which may be required by governmental authority consistent with the provisions of the preceding sentence.

                4.1.17. A so-called FIRPTA affidavit duly executed by Seller stating that Seller is not a "foreign person" within the meaning of Section 1445
                              --------------
or 7701 of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder. Seller shall also provide all information and execute all documents necessary (if any) to comply with the reporting provisions of
Section 6045(e) of the Internal Revenue Code of 1986, as amended.

                4.1.18. Such financial information as may reasonably be necessary in order for Purchaser's accountants to prepare, at Purchaser's expense, (i) audited statements of revenues and base building operating expenses of the Seller in respect of the Premises for the calendar year 1996, and (ii) unaudited statements of revenues and base building operating expenses of the Seller in respect of the Premises for the period January 1, 1997 to and including June 30, 1997.

                4.1.19. Affidavits and indemnifications executed by Seller regarding mechanics' and materialmen's liens and parties in possession sufficient to eliminate on Purchaser's title insurance policy exceptions for these matters and other standard title exceptions, other than those as to which Purchaser has agreed pursuant to this Agreement to accept title to the Premises subject thereto.

                4.1.20.  A Bring-Down Certificate as provided in Section 8.19.

                4.1.21. "As built" plans for the Premises to the extent such plans are in Seller's possession or control.

                4.1.22. Such other and further documents and instruments as are expressly provided for or contemplated herein to be delivered by Seller.

     5.   Deliveries and Agreements by and
          on behalf of Purchaser.
          ----------------------

          5.1. At the Closing, and as a condition to Seller's obligation to sell the Premises and deliver the deed and other Seller's Documents, Purchaser will duly execute, acknowledge (when appropriate) and/or deliver to Seller, in form attached hereto but when no such form is attached hereto or provided for hereunder, in the form acceptable to Seller in its reasonable discretion, the following:

                5.1.1. The balance of the cash portion of the Purchase Price in accordance with Section 3.1.2 hereof.

                5.1.2.   An assumption from and after the Closing Date of the
(a) Space Leases, New Leases, Service Contracts and Premises Agreements and (b) the Bankers Lease, and an agreement assuming and indemnifying and holding harmless Seller against claims and/or liability for the payment of (x) Landlord Work and Landlord Contributions accruing or arising from and after the Closing Date (i) the obligation as to which is to be assumed by the Purchaser pursuant to Exhibit C and (ii) as to New Leases, and (y) Commissions (i) listed in Exhibit C as Initial Commissions to be assumed by Purchaser and (ii) due from and after the date hereof, as to Future Commissions, (iii) Commissions as to New Leases, if any, and (iv) Commissions with respect to leases entered into by Purchaser after the Closing Date with tenants with whom Seller or Seller's agent, as of the Closing Date, was negotiating to lease space in the Premises, and for the payment of which Commissions Seller would be legally obligated (if Seller had signed the lease), provided that, at the Closing, Seller identifies in a writing delivered to Purchaser all such lease negotiations for space in the Premises, in the forms of Exhibit K and K-l, respectively, attached hereto and made a part hereof.

                5.1.3. The letters to tenants referred to in Article 4 signed by or on behalf of Purchaser.

                5.1.4.   The Building Management Office Sublease.

                5.1.5. Certificates or copies of fire insurance (with extended coverage) insuring the Premises in the form required of landlord by the Bankers Lease and of subtenant under the Building Management Office Sublease.

                5.1.6. With respect to the Purchaser: (i) the partnership agreement or operating agreement, respectively, and all amendments, attachments and agreements related thereto certified to Seller by the general partner thereof; (ii) any certificates filed or required to be filed by the Purchaser in the state of its formation and, if not formed in New York State, then also from New York State, in order for it to be organized and/or to do business in those states; (iii) any consents by other partners or members required to authorize the transactions contemplated by this Agreement; and (iv) if requested by Seller, an acknowledgement by each of the general partners or members of his or its continued membership in Purchaser.

                5.1.7.   With respect to the Company, as general partner of the
Purchaser: (i) the certificate of incorporation of the Company and all amendments thereof, certified by the Secretary of State of the state of the Company's incorporation, together with a certificate of said Secretary of State to the effect that the corporation is in good standing therein; (ii) by-laws certified to Seller by the secretary of the Company; and (iii) resolutions of the board of directors of the Company authorizing the transactions contemplated hereby (a copy of which Seller hereby acknowledges receiving and hereby approves) certified by a secretary or assistant secretary as of the Closing Date as being true and correct copies of resolutions that were adopted at a meeting of the board of directors of the Company that was duly called and held on August 5, 1997, and that such resolutions have not been amended and remain in full force and effect as of the Closing Date;

                5.1.8. An incumbency certificate of an officer of the Company, evidencing that the person signing this Agreement and all closing documents hereunder on behalf of Purchaser is authorized to do so.

                5.1.9. All required real property transfer tax returns, duly signed and sworn to, if necessary by Purchaser, and Purchaser shall cause all such returns and, if Seller makes the election referred to in the second sentence of Section 4.1.16 hereof, checks of Purchaser as required by such
Section in payment of such taxes to be delivered to the appropriate tax officials promptly after the Closing.

                5.1.10. Such other and further documents and instruments as are expressly provided for or contemplated herein to be delivered by Purchaser to Seller.

     6.    Adjustments at Closing
           ----------------------

          6.1. The following adjustments are to be made at the Closing as of the day immediately preceding the Closing Date:

                6.1.1. All current period's Rents under the Space Leases and New Leases if, as and when collected, including Additional Rent (as defined in Section 6.5.1) and other charges; except Rent and Additional Rent arrears shall be adjusted as provided in Section 6.5 hereof.

                6.1.2. Prepaid and accrued items, such as fees for transferable licenses and permits, if any.

                6.1.3. Current charges and payments under the Service Contracts or renewals or replacements thereof permitted pursuant to Section 10.4 hereof.

                6.1.4. Water rents, sewer charges, gas, telephone, electricity and other utility services on the basis of the most recently issued bills therefore, in accordance with the provisions of Section 6.4, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings. Such charges referred to above which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such unpaid charges and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed thereof or by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller.

                6.1.5. Real estate taxes, business improvement district charges, electric generator tax, public assembly charges, assessments and sewer rents, for and on the basis of the fiscal year for which assessed, if assessed on or prior to the Closing Date subject, however, to the provisions of Section
6.3. Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

                6.1.6. Value of fuel, if any, stored on the Premises, at Seller's cost, including any taxes, on the basis of a statement from Seller's supplier or Seller.

                6.1.7. Personal property taxes, if any, on the basis of the fiscal year for which assessed.

                6.1.8. Purchaser shall pay for any submeters which are in inventory at the Premises at the time of Closing, at the cost to Seller thereof to be determined by a certificate of an agent or employee of Seller; Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection therewith, and the Purchaser shall execute and deliver any tax returns required of it in connection therewith (it being agreed that no part of the consideration hereunder has been ascribed thereto by the parties), said obligations of Purchaser to survive the delivery of the deed.

                6.1.9. Permitted administrative charges, if any, on tenants' security deposits.

                6.1.10. To the extent transferred to Purchaser, transferable deposits with any utility companies or other persons or entities who supply goods or services in connection with the operation of the Premises which will remain on deposit after the Closing.

                6.1.11. If, on the Closing Date, the Premises or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement all of the installments of any such assessments, including those which are to become due and payable after the Closing Date, shall be apportioned between the parties on the basis of amortizing the same on a straight-line basis over the term of such installments. This provision shall survive the delivery of the deed.

                6.1.12. There shall be an adjustment in favor of Seller in the amount of all Initial Commissions listed in Exhibit C to be assumed by Purchaser, all Future Commissions, all Landlord Work and all Landlord Contributions listed in Exhibit C to be assumed by Purchaser, which, prior to the Closing Date, have been paid by Seller.

                6.1.13. There shall be an adjustment in favor of Seller in the amount of all Expenses under New Leases paid or incurred by Seller prior to the Closing in accordance with Section 10.1.1.

                6.1.14. Other apportionments and adjustments, if any, pursuant to Article 10.

                6.1.15.  All current period Rents under the Bankers Lease.

          There shall be no other adjustments or prorations except as elsewhere in this Agreement expressly provided. Except as elsewhere in this Agreement provided, the "customs in respect of title closings" adopted by the Real Estate Board of New York Inc. shall apply to the apportionment and other matters herein mentioned.

          6.2. Purchaser hereby assigns to Seller all rights which it would otherwise have, if any, for a tax saving or refund for all real estate and other taxes due with respect to the Premises for all tax years or portions thereof prior to the Closing Date, excepting only the tax year in which the Closing occurs (i.e., the tax year July 1, 1997 through June 30, 1998) and hereby authorizes Seller to commence or continue whatever actions or proceedings Seller may deem advisable in order to effect any such saving or refund, in the name of Seller; provided, however, that all costs and expenses in respect to the prosecution of any such claim, action or proceeding by Seller shall be borne entirely by Seller; provided, further however, that Seller shall not take any action in connection with any such claim, action or proceeding which shall adversely affect Purchaser's claim for a tax savings or refund for the tax year in which the Closing shall occur and for tax years subsequent to the tax year in which the Closing shall occur. Seller shall not be deemed to have adversely affected Purchaser's claim for such a tax savings or refund if Seller endeavors to settle all presently open claims for a tax saving or refund for all real estate and other taxes due with respect to the Premises for all tax years prior to the tax year in which the Closing occurs, through the administrative claim level of the New York City Department of Law, on the basis of a reduction from the assessed valuation for tax year July 1, 1996 through June 30, 1997 that is at least proportionate to the reduction obtained for the remaining such open tax years. If the Department of Law shall fail or refuse to settle all such open tax years on that basis, the Seller shall be free to settle all such prior tax years at its discretion as Seller may deem advisable or otherwise prosecute any such claim, action or proceeding at its discretion as Seller may deem advisable. Seller shall instruct its attorney which attends such pre-trial discussions or hearing or hearings at the Department of Law conducted with respect to such proportional settlement, to fully advise Purchaser as to what transpired at such hearing or hearings. Seller hereby assigns to Purchaser all rights which it would otherwise have, if any, for a tax saving or refund for all real estate and other taxes due with respect to the Premises for the tax year in which the Closing occurs, and hereby authorizes Purchaser to commence or continue at Purchaser's sole cost and expense, whatever action or proceedings Purchaser may deem advisable in order to effect any such savings or refund, in the name of Seller; provided, however, that Purchaser shall not take any action in connection with any such claim, action or proceeding which shall adversely affect Seller's claim for a tax savings or refund for the tax years prior to that in which the Closing shall occur. Seller and Purchaser shall not withdraw, compromise or settle any such proceedings for the tax year in which the Closing shall occur without the prior written consent of the other, which consent Seller and Purchaser agree shall not be unreasonably withheld or delayed. All tax savings which Purchaser may recover for the tax year in which the Closing shall occur, shall, after deducting all reasonable costs and expenses in obtaining such savings (including, without limitation, attorneys' fees) be apportioned between Seller and Purchaser and, as to the portion, if any, of such refund or credit to which present tenants of the Premises may be entitled (whether by way of refund or rent credit) under the terms of their respective Space Leases, Purchaser shall promptly refund such tax refund or credit to the tenants entitled thereto and after allocating to Seller Seller's allocable share of such refund or credit to tenants, Purchaser shall promptly pay the balance to Seller of the Seller's allocable share. Notwithstanding any provisions of this Section
6.2 to the contrary, and without duplication of any other provision of this Agreement, if, despite the fact that Seller has hereby assigned to Purchaser all tax savings, refunds or credits for the tax year in which the Closing occurs, Seller receives any tax refund or credit (including, without limitation, pursuant to the provisions of the preceding sentence), the Seller shall promptly pay to the Purchaser, the amount of such refund or credit for application by Purchaser pursuant to the provisions of the previous sentence. If after the Closing Seller shall receive any tax refund or credit for any tax year prior to that in which the Closing occurred, Seller and Purchaser will cooperate in determining what portions of such refund or credit must be refunded or credited to the past or present tenants of the Premises, if any, and as to the portion, if any, of such refund or credit to which the past or present tenants of the Premises may be entitled (whether by way of refund or rent credit) under the terms of their respective leases or Space Leases as in effect as of the date hereof, Seller shall turn such portion over to Purchaser and Purchaser shall promptly refund such tax refund or credit to the tenants entitled thereto. Purchaser shall indemnify and hold Seller harmless from and against all losses, damages, costs and expenses (including attorneys' fees) that Seller may suffer or incur as a result of the failure by Purchaser to refund such tax refund or credit to such tenants in accordance with this Section
6.2. Seller shall indemnify and hold Purchaser harmless from and against all losses, damages, costs and expenses (including attorneys' fees) that Purchaser may suffer or incur as a result of the failure of Seller to refund any and all tax refunds or credits to tenants of the Premises in accordance with this
Section 6.2. Each of Seller and Purchaser further agree to execute any and all further instruments and documents which Purchaser or Seller, in its reasonable discretion, may deem necessary in order to effect the provisions of this Section
6.2. The provisions of this Section 6.2 shall survive the delivery of the deed.

          6.3. If the closing of the title shall occur before the tax rate is fixed, the apportionment of taxes shall be upon the basis of the taxes actually billed, but when the final tax rate is determined, there shall be a ratable adjustment on a per diem basis between Seller and Purchaser if final taxes vary from such billed taxes, with such adjustment to be completed within ten (10) business days after either party has informed the other that adjustment is necessary. Purchaser shall promptly pay any tax refund or adjustment due to any tenant under the Space Leases as a result of such change in the tax rates. Purchaser shall indemnify and hold Seller harmless from and against all losses, damages, costs and expenses (including attorneys' fees) that Seller may suffer or incur as a result of the failure by Purchaser to pay such tax refund or adjustment to such tenants under the provisions of the previous sentence. The provisions of this Section 6.3 shall survive delivery of the deed.

          6.4. As to charges for water, electricity, gas and other utilities for the Premises, Seller shall endeavor to furnish a current meter reading at the Closing, which readings shall have been made not earlier than two (2) business days prior to the time herein set for Closing, and Seller shall pay the charges therefor to such date. In the event that such a meter reading cannot be obtained, Seller shall furnish a reading to a date not more than thirty (30) days prior to the time herein set for Closing, and the unfixed meter charge based thereon for the intervening time shall be apportioned on the basis of such last reading; in such event the parties agree to notify the utility company to read the meters as soon as possible after Closing and to render a final bill to Seller. The final bill shall be apportioned as of the Closing Date. The provisions of this
Section 6.4 shall survive the delivery of the deed.

          6.5. As to rents and Additional Rents under Space Leases and New
Leases:

               6.5.1. If on the Closing Date any tenant under any Space Lease or New Lease is in arrears in the payment of basic or fixed rent ("Basic Rent"),
                                                              --------------
percentage rent, escalation charges for real estate taxes, wage rates, operating expenses and maintenance escalation rents or charges or cost-of-living increases ("Basic Additional Rent"), service charges, electric charges, overtime heating,
-------------------------
air-conditioning and/or ventilation charges or other charges of a similar nature (collectively with Basic Additional Rent "Additional Rent"; and collectively
                                          ---------------
with any such Basic Rent, "Rents"), whether or not in arrears, such Basic Rent
                           -----
and Basic Additional Rent received from such tenant after the Closing shall be applied in the following order of priority: (i) first to any month or months following the month in which the Closing occurred up to the month in which such Basic Rent and Basic Additional Rent is received, (ii) then to the month in which the Closing occurred, (iii) then to the month preceding the month in which the Closing occurred, and (iv) then to the period prior to the month preceding the month in which the Closing occurred. If Rents or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof actually incurred, shall be paid to the other party within fifteen (15) days after receipt thereof.

               6.5.2. Notwithstanding anything to the contrary contained in
Section 6.5.1., if any tenant under a Space Lease or New Lease is required to pay Additional Rent other than Basic Additional Rent which are collected by Purchaser after the Closing Date and which are attributable in whole or in part to any period prior to the Closing, whether or not billed as of the Closing Date, or if adjustments in Basic Additional Rent are required to be made between the landlord and the tenant under the Space Lease or New Lease after the Closing (pursuant in cases of reimbursement of expenses, to an allocation on the basis of the respective periods with respect to which such expenses were incurred or taxes were payable or sales were made), then Purchaser shall pay to Seller within fifteen (15) days of the first receipt of Additional Rents from the applicable tenant after the Closing, Seller's proportionate share thereof less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof. If, under the terms of any Space Lease or New Lease, any Basic Additional Rents paid by the tenant thereunder prior to Closing for any period ending prior to the Closing are to be adjusted between the landlord and the tenant thereunder after the Closing, (x) Seller agrees, with respect to such adjustments which are in favor of any such tenant, to reimburse Purchaser, within fifteen (15) days after demand, for the amount of such adjustments which the landlord under such Space Lease or New Lease is obligated to pay or credit to such tenant and (y) Purchaser agrees, with respect to such adjustments which are in favor of landlord, to use good faith efforts in accordance with Section
6.5.3 to bill and collect on behalf of Seller any such adjustment with respect to any periods prior to the Closing Date. No adjustment which results in the compromising of any claim shall be made without Seller's prior approval, which approval shall not be unreasonably withheld or delayed.

               6.5.3. Seller shall cooperate with Purchaser to assist Purchaser in the billing and collection on behalf of Seller after the Closing of Rents including Additional Rents in arrears as of the date of the Closing or which are due to Seller pursuant to Sections 6.5.1 and 6.5.2. Purchaser will also make a good faith effort after Closing to bill for and collect on behalf of Seller all such Rents and Additional Rents in arrears or which are due to Seller pursuant to Sections 6.5.1. and 6.5.2., but Purchaser will not be obligated to institute any independent lawsuit to collect delinquent Rents and Additional Rents but Purchaser shall include in any lawsuit for Rents and Additional Rents due after the Closing which it may institute a claim for Rents and Additional Rents due prior to Closing. The provisions of this Section 6.5.3 shall survive delivery of the deed.

          6.6. If the landlord under any Space Lease, other than a New Lease, has an obligation, whether accrued or contingent, to pay any Landlord Contributions which are listed in Exhibit C annexed hereto, and whether payable prior to or after Closing, then Seller shall be responsible for same, except for those Landlord Contributions to be assumed by Purchaser listed in Exhibit C. Seller and Purchaser shall keep each other fully advised, and shall furnish to the other true and complete copies of, any requisitions or requests for payment and other communications with the tenants involved relating to such payments to be made by Seller after the Closing. Purchaser shall not amend, modify or waive any of the provisions of any such Space Lease relating to such obligations of Seller without the prior written consent of Seller first obtained but which shall not be unreasonably withheld or delayed by Seller. If any such sum which Seller is so obligated to pay is due and payable to the tenant involved, Seller shall directly pay such sum to the Purchaser within twelve (12) business days after receipt of all requisitions and other documentation required by such Space Lease and of Purchaser's certification to Seller that such sum is due and payable to such tenant in accordance with the provisions of such Space Lease, and upon receipt thereof, Purchaser shall promptly pay such requisition to such tenant under such Space Lease. Purchaser shall indemnify and hold Seller harmless from and against all losses, damages, costs and expenses (including attorneys' fees) that Seller may suffer or incur as a result of the failure by Purchaser to pay such requisition to such tenant under the provisions of the previous sentence. The provisions of this Section 6.6 shall survive the delivery of the deed hereunder.

          6.7. After the Closing, Seller shall perform Landlord's Work listed as items 2 and 3 on Exhibit C, Landlord's Work, attached hereto.

          6.8. If any of the items subject to apportionment under the foregoing provisions of this Article 6 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionments, or if any errors in the computations of any apportionments made at the Closing are discovered subsequent thereto, then such items shall be apportioned and such errors corrected as soon as practicable after the Closing Date and the proper party reimbursed.

          6.9. The provisions of this Article which require any act to be performed after the Closing shall survive the Closing.

     7.   Representations and Warranties of Purchaser and the Company
          -----------------------------------------------------------

          In order to induce Seller to enter into the transactions provided for in this Agreement, Purchaser and, as to Sections 7.6 through 7.10, the Company hereby warrants and represents to Seller, which warranties and representations shall survive delivery of the deed hereunder for a period of one (1) year after the Closing Date, that as of the date of this Agreement and on the Closing Date:

          7.1. Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware, governed by that certain amended and restated agreement of limited partnership dated June 23, 1997, and has the power to acquire, own and operate the Premises. Purchaser and the general partner of Purchaser each has the power to enter into the transactions contemplated by this Agreement and to execute, deliver and perform this Agreement, the Bankers Lease, and the assumptions and other documents contemplated hereby to be executed and performed by Purchaser (collectively, the "Purchaser's Documents"). The execution, delivery and performance by Purchaser
------------------------
of this Agreement and the other Purchaser's Documents has been duly authorized by all partnership action of Purchaser, and this Agreement is, and at the Closing, the other Purchaser's Documents will, when executed and delivered by Purchaser, constitute the legal, valid, binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

          7.2. There are no suits, actions or proceedings pending or, to the actual knowledge of Purchaser, threatened against or affecting Purchaser before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the transactions provided for herein or which could materially and adversely affect the ability of the Purchaser to perform its obligations under the Purchaser's Documents.

          7.3. Except as provided in Section 4.1.16 hereof, no consent, approval or other action of, or filing or registration with, any governmental agency, commission or officer is required in connection with the execution, delivery, observance or performance by Purchaser of this Agreement, or any of the Purchaser Documents, or any of the transactions provided for herein.

          7.4. There has not been filed by or against Purchaser, the general partner of Purchaser or any corporation, partnership, or other entity with respect to which Purchaser is a principal shareholder, controlling person, general partner or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

          7.5. The execution and delivery of this Agreement and the Purchaser's Documents, and the transactions provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) conflict with or result in a breach of any of the terms and provisions of or constitute a default under or conflict with or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever (except as contemplated by the transactions described in this Agreement) upon any of the properties or assets of Purchaser pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which Purchaser or the general partner of Purchaser is bound or under which Purchaser's properties are affected, or (b) violate any law, rule, regulation, judgment, order, decree, writ or injunction applicable to Purchaser.

          7.6. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the power to enter into the transactions contemplated by this Agreement on behalf of Purchaser and to execute and deliver this Agreement, and the assumptions and other documents contemplated hereby to be executed and delivered by the Company on behalf of Purchaser. The execution and delivery by the Company of this Agreement and the other Purchaser's Documents on behalf of Purchaser has been duly authorized by all corporate action of the Company.

          7.7. There are no suits, actions or proceedings pending or, to the actual knowledge of the Company, threatened against or affecting the Company before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the transactions provided for herein or which could materially and adversely affect the ability of the Purchaser to perform its obligations under the Purchaser's Documents or the Company to execute and deliver the Purchaser's Documents on behalf of Purchaser.

          7.8. Except as provided in Section 4.1.16 hereof, no consent, approval or other action of, or filing or registration with, any governmental agency, commission or officer is required in connection with the execution and delivery by the Company of the Purchaser's Documents on behalf of the Purchaser, or any of the transactions provided for therein.

          7.9. There has not been filed by or against the Company, or any corporation, partnership, or other entity with respect to which the Company is a principal shareholder, controlling person, general partner or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

          7.10. The execution and delivery by the Company of the Purchaser's Documents on behalf of the Purchaser, and the transactions provided for therein, and compliance with or fulfillment of the terms thereof, will not (a) conflict with or result in a breach of any of the terms and provisions of or constitute a default under or conflict with or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever (except as contemplated by the transactions described in this Agreement) upon any of the properties or assets of the Company pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which the Company is bound or under which the Company's properties are affected, or (b) violate any law, rule, regulation, judgment, order, decree, writ or injunction applicable to the Company.

          7.11. For the purpose of this Section 7, "survive delivery of the deed hereunder for a period of one (1) year after the Closing Date" shall mean and require that Seller shall commence a lawsuit against Purchaser or the Company, as the case may be, on the basis of such representation or warranty in a court of competent jurisdiction within one (1) year from the Closing Date.

     8.   Representations and Warranties of Seller
          ----------------------------------------

          In order to induce Purchaser to enter into the transactions provided for in this Agreement, Seller hereby warrants and represents to Purchaser that as of the date of this Agreement and, as to Section 8.1 through 8.5, 8.7.2(ii) and 8.13, on the Closing Date:

          8.1. Seller is a duly organized and validly existing corporation under the banking laws of the State of New York, and has full power and authority to enter into the transactions contemplated by this Agreement and to execute, deliver and perform this Agreement, the Bankers Lease, and the assignments, bill of sale and other documents contemplated hereby to be executed and performed by Seller (collectively, "Seller's Documents"). The execution,
                                    ------------------
delivery and performance by Seller of this Agreement and the other Seller's Documents have been duly authorized by all necessary action of the board of directors (or executive committee) of Seller and this Agreement is and at the Closing, the other Seller's Documents will, when executed and delivered by Seller, constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).


          8.2. There are no suits, actions or proceeding pending or, to the actual knowledge of Seller, threatened against or affecting Seller before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the transactions provided for herein or which could materially and adversely affect the ability of the Seller to perform its obligations under the Seller's Documents.

          8.3. Except as provided for in Section 4.1.16 hereof, no consent, approval or other action of, or filing or registration with, any governmental agency, commission or officer is required in connection with the execution, delivery, observance or performance by Seller of this Agreement or any of the transactions provided for herein.

          8.4. There has not been filed by or against Seller or any Affiliate of Seller which may be the tenant under the Bankers Lease, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has Seller or any Affiliate of Seller which may be the tenant under the Bankers Lease made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

          8.5. The execution and delivery of this Agreement and the other Seller's Documents, the transactions provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) conflict with or result in a breach of any of the terms and provisions of or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever (except as contemplated by the transactions described in this Agreement) upon any of the properties or assets of Seller pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which Seller is bound or under which Seller's properties are affected, or (b) violate any law, order, rule, regulation, judgment, decree, writ or injunction applicable to Seller.

          8.6. Exhibit C hereto lists each of the Space Leases and the Bankers Lease existing as of the date hereof, including all modifications, amendments, supplements or other changes thereto. True and complete copies of such Space Leases and the Bankers Lease have been delivered to Purchaser. As of the date hereof, there are no written agreements in force or rights of occupancy or possession, for the use, lease or occupancy of space in or at the Premises or any portion thereof (whether or not the terms thereof have commenced) to which the Seller, its Affiliates or any of its designees are a party or are bound as landlord or to which any part of the Premises is subject, other than the Space Leases listed in Exhibit C hereto and the Bankers Lease, excluding subleases and suboccupancies and the occupancy by Seller or its Affiliates. If there is any variance between the terms, provisions and conditions contained in any Space Lease or the Bankers Lease exhibited to Purchaser and in any statement with respect to the Space Leases or the Bankers Lease set forth in Exhibit C or elsewhere stated herein, or in any abstract of the Space Leases or the Bankers Lease furnished by the Seller to the Purchaser, the terms, provisions and conditions contained in the Space Leases and the Bankers Lease (and not as described in Exhibit C or elsewhere stated herein or such abstract) shall control and shall constitute Seller's representation and warranty, and, only to the extent such provisions are at variance with the provisions of any Space Lease or the Bankers Lease, said Exhibit C or other statements herein or such abstract (which abstract shall in no event constitute a representation or warranty of Seller) shall not constitute any representation or warranty in respect thereto, provided, however, that the provisions of this sentence shall not be interpreted or construed, nor be deemed to limit, restrict or otherwise detract from or affect (a) Seller's representations made in the three (3) preceding sentences, or (b) any of the rights of Purchaser under this Agreement if the representations made by Seller in the three (3) preceding sentences are not true, correct and complete on the date hereof and on the Closing Date.

          8.7. Except as otherwise set forth in Exhibit C, as to the Space Leases and the Bankers Lease, as of the date hereof:

               8.7.1. Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to the best of Seller's actual knowledge, there exists no event which, with the passage of time or the giving of notice, or both, would constitute (i) a monetary default by the tenant under the terms of any such Space Lease or (ii) or any other default by the tenant which would have a material adverse effect on the landlord's rights under such Space Leases considered in the aggregate.

               8.7.2. To the best of Seller's actual knowledge, (i) no tenants under such Space Leases have claimed or asserted any defaults, defenses, counterclaims, set-offs or offsets against the Rents or Additional Rents reserved under their respective Space Leases, which claims have not been discharged or resolved, and (ii) Seller is not in default under any provision of any of the Space Leases which when considered in the aggregate would have a material adverse effect on the landlord's rights under such Space Leases, which defaults have not been discharged or resolved.

               8.7.3. There are no arrearages under the Space Leases in the payment of Basic Rents or Basic Additional Rents or, to the best of Seller's actual knowledge, in the payment of Additional Rents (other than Basic Additional Rents).

               8.7.4. No tenant has paid Rent for more than one month in advance (except in the case of real estate tax or similar reimbursements).

               8.7.5. Seller has no present obligations to perform any improvements or alterations in any tenant's space in order to prepare such space for tenant's occupancy as landlord under such Space Leases ("Landlord Work") or
                                                             --------------
the Bankers Lease which has not been completed and fully paid for or to make any contribution, reimbursement, allowance or other payment to any such tenant for or on account of such improvements or alterations by any tenant under such Space Leases ("Landlord Contributions") or the Bankers Lease which has not been fully paid.

               8.7.6. Seller has assigned none of its rights under such Space Leases or the Bankers Lease, and, except as to mortgages held by an Affiliate of Seller which mortgages will be satisfied or released as a lien on the Premises at or prior to Closing, Seller has not mortgaged, pledged, hypothecated, granted a security interest in, or otherwise encumbered landlord's interest under such Space Leases or the Bankers Lease.

               8.7.7. No action or proceeding instituted against Seller by any tenant and not covered by insurance is presently pending in any court.

               8.7.8.  There are no security deposits.

          8.8. All brokerage commissions or other compensation due brokers ("Commissions") arising by reason of such Space Leases or the Bankers Lease,
  -----------
whether for the initial term thereof and original premises demised thereunder ("Initial Commissions") and/or for renewals, elections not to terminate,
  -------------------
extensions or options to lease additional space, or otherwise with respect to leasing transactions ("Future Commissions"), (x) to the extent due through the
                       ------------------
date hereof have been fully paid or (y) to the extent accrued but not payable until after the date hereof are set forth and described in Exhibit C attached hereto, which Exhibit sets forth each such contract or agreement pursuant to which such Commissions are payable or (z) as to Commissions for the payment of which Seller is not now but would have been legally obligated if Seller had signed a lease, with tenants with whom Seller or Seller's agent, as of the date hereof, was negotiating to lease space in the Premises, are set forth and described in Exhibit C hereto, which Exhibit sets forth each such contract or agreement pursuant to which such Commissions, in the circumstances described in this clause (z) become payable (the "Brokerage Agreements"). True and complete
                                     --------------------
copies of the Brokerage Agreements have been delivered to Purchaser.

          8.9. The copies of the real property tax bills for the Premises for the current tax year which have been furnished by Seller to Purchaser are true and correct copies of the tax bills for the Premises, and there are no tax abatements or exemptions or, to Seller's best knowledge, except for real estate tax fiscal years 1993/94 through 1997/98 for the East Building and 1994/95 through 1997/98 for the West and Middle Buildings, there are no real property tax reduction proceeding affecting the Premises.

          8.10. (a) There are no material Service Contracts with respect to the Premises other than those listed on Exhibit G attached hereto. Such Service Contracts are accurately and completely set forth in Exhibit G, and the copies thereof furnished by Seller to Purchaser are true and complete.

               (b) To the best of Seller's actual knowledge, there are no claims or any basis for claims in respect of the Premises or its operation by any of the parties to such Service Contracts which when considered in the aggregate would have a material adverse effect on the operation of the Premises.

          8.11. Seller has not, as of the date of this Agreement, received written notice from any governmental or quasi-governmental body or agency with respect to any actual or threatened taking of the Premises or any portion thereof for any public or quasi-public purpose by the exercise of the right of condemnation or eminent domain, and to the best of Seller's knowledge, there are no such actions or proceedings pending, presently threatened or contemplated by any governmental or quasi-governmental body or agency.

          8.12. Except as disclosed in writing to Purchaser prior to the date of the Agreement, there are no suits, actions or proceedings pending against or affecting the Premises or any portion thereof before or by any court or administrative agency or officer, and to the best of Seller's actual knowledge, there are no such actions or proceedings threatened.

          8.13. None of the employees presently employed by Seller at the Premises is subject to a union contract to which Seller is party or is bound. Seller's managing agent's employees are union employees, however, such management agreement shall be terminated by Seller as of the Closing Date. None of the employment agreements or arrangements with employees presently employed by Seller at the Premises will be binding on Purchaser after the Closing.

          8.14. Seller has not received any notices from any insurer or its agent requiring performance of any work with respect to Premises or canceling or threatening to cancel any policy, which notices have not been discharged or resolved.

          8.15. To the best of Seller's actual knowledge, Seller has received no notice from any third party as to a material breach or violation by Seller nor, to the best of Seller's actual knowledge, is Seller in material breach or violation, of Seller's covenants and obligations under the Premises Agreements which would have a material adverse affect on Seller's rights under such Premises Agreement.

          8.16. No investigations, inquiries, orders, hearings, actions or other proceedings by or before any governmental board, agency or authority are pending, or, to the best of Seller's actual knowledge, threatened in connection with any Environmental Activity or alleged Environmental Activity at the Premises. For the purposes of this Section 8.16 the terms "Hazardous
                                                               ---------
Materials" and "Environmental Activity" shall have the following meanings:
----------      ----------------------

      "Environmental Activity" means any use, storage, release, threatened
       ------------- --------
      release, emission, remediation, discharge, generation, processing, abatement, removal or disposition of any Hazardous Materials from, under, into or on the Premises or any handling, transportation or treatment of Hazardous Materials arranged by or on behalf of Seller and relating to the Premises.

      "Hazardous Materials" means (a) hazardous materials, hazardous wastes, and
       --------- ---------
      hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. (S)1801 et seq., the Resource Conservation and Recovery
                                ----
      Act, 42 U.S.C. (S)6901 et seq., the Comprehensive Environmental Response,
                             -- ----
      Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S)9601 et seq., the Clean Water Act, 33
                                             -- ----
      U.S.C. (S)1251 et seq., the Toxic Substances Control Act, 15 U.S.C.
                     -- ----
      (S)2601 et seq., the Clean Air Act, 42 U.S.C. (S)7401 et seq., (b)
              -- ----                                       -- ----
      petroleum, including crude oil and any fractions thereof, (c) natural gas, synthetic gas, and any mixtures thereof, (d) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actionlite, whether friable or non-friable, (e) PCBs or PCB-containing materials or fluids, and (f) any additional substance or material which at this time is classified or considered to be hazardous or toxic under any federal, New York or any other law applicable to the Premises. Notwithstanding anything to the contrary contained in this definition of Hazardous Materials, no material shall be deemed to be a Hazardous Material if such Hazardous Material is contained in legally permissible containers in legally permissible amounts.

          8.17. If, on or before the date of Closing, any representation made by Seller in this Agreement shall be discovered or otherwise determined, to be inaccurate as and when made ("Misrepresentation"), to such an extent that such
                             --------------------
Misrepresentation(s), would result, or could reasonably in good faith be expected to result, in damages to Purchaser in an aggregate amount, together with Bring-Down Damages (as defined in Section 8.19) and any claims against or obligations of Seller pursuant to Sections 12.1, 12.4 and 12.5, in excess of Ten Million and 00/100 Dollars ($10,000,000) (collectively, "Material
                                                         --------
Misrepresentations and Changed Circumstances", and if equal to or less than such
---------------------------------------------
amount, "Non-Material Misrepresentations and Changed Circumstances"), then
         -----------------------------------------------------------
Purchaser shall give prompt written notice thereof to Seller (the "Materiality
                                                                   -----------
Notice") (but in any event on or prior to the Closing).  Seller shall have the
-------
right to cure any Misrepresentati6ns or Changed Circumstances, but not the obligation to cure the Material Misrepresentations and Changed Circumstances, within ninety (90) days after the date scheduled for Closing, provided that Seller promptly commences to cure such Misrepresentations and Changed Circumstances and thereafter continues diligently and in good faith to cure the Misrepresentations and Changed Circumstances. The Closing shall be extended, if necessary, in order to permit the cure described above, but in no event shall the date of the Closing be so extended for more than ninety (90) days. In the event that Seller elects not to cure any such Material Misrepresentations and Changed Circumstances, Seller may notify Purchaser of such election within five
(5) business days after its receipt of the Materiality Notice. If Seller elects not to cure the Material Misrepresentations and Changed Circumstances or if, by the expiration of the cure period provided for above, Seller has failed to cure the Material Misrepresentations and Changed Circumstances, Purchaser may, as its sole and exclusive remedy, either (i) waive such Material Misrepresentations and Changed Circumstances and proceed to consummate this Agreement in accordance with its terms subject to the Material Misrepresentations and Changed Circumstances with a reduction in the Purchase Price in an amount equal to the damages the parties reasonably and in good faith expect to result to Purchaser from such Material Misrepresentations and Changed Circumstances (but, together with any claims against or obligations of Seller pursuant to Sections 12.1, 12.4 and 12.5 not exceeding $10,000,000); provided, however, that if the parties reasonably and in good faith disagree as to the amount of damages Purchaser would suffer on account of such Material Misrepresentations and Changed Circumstances, the amount of damages on account thereof as reasonably in good faith determined by Purchaser shall be deposited with Seller at the Closing and the amount of such damages, if any, shall be decided by binding arbitration under the Commercial Rules of the American Arbitration Association, to be arbitrated by a single arbitrator appointed pursuant to such rules, or (ii) terminate this Agreement by written notice given to Seller within five (5) business days after the expiration of the cure period or Seller's notice of election not to cure such Material Misrepresentations and Changed Circumstances, as the case may be. In the event this Agreement is so terminated by Purchaser, the parties hereto shall be released from all further obligations and liabilities hereunder, and Purchaser shall be refunded any sums deposited with Seller under this Agreement, and Seller shall pay to Purchaser the net charges incurred by Purchaser for survey updates and for examination of title to the Premises. Any Non-Material Misrepresentations and Changed Circumstances shall not be waived by Purchaser and Purchaser shall be entitled to a reduction in the Purchase Price at the Closing in an aggregate amount of damages to Purchaser which would result, or which reasonably in good faith be expected to result to Purchaser by reason of any Non-Material Misrepresentations and Changed Circumstances, together with Bring-Down Damages and any uncured claims against or obligations of Seller pursuant to Sections 12.1, 12.4 and 12.5, up to $10,000,000 in the aggregate of such damages, determined in the manner hereinabove set forth for determining a reduction in the Purchase Price for Material Misrepresentations and Changed Circumstances.

          8.18. References in this Section 8 or elsewhere in this Agreement to "Seller's actual knowledge" means any state of facts of which any of the following have actual knowledge: (i) Seller's senior officers above the level of vice president, its directors or members of its executive committee, or (ii) the officers of Seller's Real Estate Management Department responsible for the management of the Premises at the level of vice president and above (including the officer responsible for day-to-day management of the Premises), or (iii) David L. Wiener or James Muscarella.

          8.19. At Closing Seller shall provide a certificate dated as of the Closing Date (the "Bring-Down Certificate") of an authorized officer of Seller
                   -----------------------
certifying (a) to the correctness of the warranties and representations in Sections 8.1 through 8.5, 8.7.2(ii) and 8.13 and (b) whether and to the extent that any of the warranties and representations in Sections 8.6, 8.7.6, 8.7.8, 8.8, 8.9 or 8.10(a) are not correct on and as of the Closing Date, and to the extent such certificate discloses that any such warranties or representations are not correct on and as of the Closing

Date, such disclosures shall be deemed a Misrepresentation of Seller for purposes of this Agreement, and (c) as to whether and how, by reason of any change of circumstance occurring between the date hereof and the Closing Date (other than a change of circumstances expressly provided for in and permitted by this Agreement) any of the other warranties and representations of Seller made in Article 8 are not true and correct on and as of the Closing Date as if made on and as of the Closing Date, except that as to Sections 8.12 and 8.15 the certificate need only refer to such changed circumstances which would have a material adverse affect on the use and operation of the Premises from the manner in which the Premises are presently used and operated (such changes in such other warranties and representations set forth in such certificate, except as to
Section 8.11 [as to which the provisions of Section 12.7 shall govern and control] and as to Sections 8.14 and 8.16 [as to which the provisions of Section
12.5 shall govern and control] and as to any mechanics liens referred to in
Section 12.6 [as to which the provisions of Section 12.6 shall govern and control] and as to Sections 8.7.1(i) and 8.7.3 [as to which the provisions of
Section 6.5.1 shall govern and control] are referred to as ("Changed
                                                            --------
Circumstances")).  The amount of damages to Purchaser which would result, or
----------------
could reasonably in good faith be expected to result to Purchaser by reason of the Changed Circumstances as set forth in the Bring-Down Certificate, when divided by two (2), are referred to as "Bring-Down Damages".
                                        -------------------

          8.20. Notwithstanding anything to the contrary contained in this Agreement, the warranties and representations of Seller set forth in this
Article 8 and in the Bring-Down Certificate shall survive the delivery of the deed hereunder for a period of one (1) year after the Closing Date (except (i) for those warranties and representations in Section 8.6, which shall survive the Closing without any time limitation, and (ii) as may be otherwise limited by
Section 8.22 hereof).

          8.21. Any statement made by Seller in a certificate by Seller delivered at the Closing pursuant to Section 4.1.7 shall be deemed for purposes of this Article 8 to be a separate representation and warranty of Seller hereunder made pursuant to this Article 8, which shall survive the delivery of the deed hereunder for a period of one (1) year after the Closing Date except
(a) for those statements in paragraphs 1, 2, 7, 9(a), (c), (d) and (h) of such certificate which shall survive the Closing without any time limitation, and (b) as may be otherwise limited by Section 8.22 hereof.

          8.22.  Notwithstanding anything to the contrary contained in this
Section 8 or in any indemnity to be made by Seller in any of the Seller's Documents, if any such warranty, representation or indemnity of Seller shall relate" to a matter as to which a tenant is estopped pursuant to the provisions of any tenant estoppel certificate signed by said tenant, said warranty, representation and indemnity of Seller to the extent thereof shall not survive the Closing and the delivery of the deed hereunder; provided however, that nothing contained in the foregoing provision of this sentence shall be construed or interpreted as limiting, restricting, affecting or extinguishing Seller's representation and warranty set forth in the first, second and third sentences of Section 8.6 hereof respecting the accuracy and completeness of the content and substance (i.e. the terms, provisions, covenants and conditions) of the instruments, documents and/or other writings comprising each of the Space Leases and the Bankers Lease, which representation and warranty made by Seller in the first, second and third sentences of Section 8.6 hereof shall survive the Closing and delivery of the deed hereunder without limitation in time. It is further understood and agreed for the purposes of the previous sentence, that the provisions of Sections 8.7.1, 8.7.3 and 8.7.6 are each not a matter as to which a tenant is estopped pursuant to such Estoppel Certificate. Furthermore, except as set forth in Section 8.17, Seller shall have no liability in connection with this Agreement by reason of an inaccuracy of a representation or warranty, if and to the extent that such inaccuracy is in fact disclosed in a notice by Seller to Purchaser, at or prior to the Closing and Purchaser elects, nevertheless, to close title hereunder.

          8.23. For the purpose of this Section 8, "survive delivery of the deed hereunder for a period of one (1) year after the Closing Date" shall mean and require that Purchaser shall commence a lawsuit against Seller on the basis of such representation or warranty in a court of competent jurisdiction within one (1) year from the Closing Date.

     9.   No Other Representations
          ------------------------

               9.1.1. Purchaser affirms that, except as expressly provided for in this Agreement, Seller has not made nor has Purchaser relied upon any representation, warranty or promise with respect to the subject matter of this Agreement, including, without limitation, any warranties or representations, express or implied, as to (a) the value, use, tax status or physical condition of the Premises, equipment or property, or any part hereof, repairs thereto, income therefrom, expenses of maintenance or operation thereof, or as to the accuracy of the survey or plans thereof, (b) the adequacy of any plans, specifications or site plans for the Premises or their compliance with law, (c) any leases or tenancies of any part of the Premises, or rental controls or regulations affecting the Premises,
(d) the potential qualification of the Premises for any and all benefits conferred by federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated, (e) the availability of any financing for the purchase, alteration or operation of the Premises from any source, including but not limited to State, City or Federal government or any institutional lender, (f) the applicability or effect of or compliance with any building, subdivision, land sales, securities, ecology, environmental protection and like laws, ordinances, rules and regulations of governmental authorities, including those of any and all regulatory agencies and administrative officials having or asserting jurisdiction over the Premises, (g) habitability, merchantability or fitness for a particular purpose, (h) title, (i) latent or patent physical or environmental conditions, (j) valuation, or (k) any other matter or thing relating to the Premises.

               9.1.2. Purchaser has had an opportunity to investigate the Premises and the books and records pertaining to the Premises and such other matters it has deemed necessary or appropriate. Without limiting the generality of the foregoing, Purchaser has examined the Premises and agrees to accept them "as is" and in their present condition, subject to reasonable wear and tear prior to the Closing and subject to those matters herein specified, including, without limitation, Purchaser's reliance upon the survivability pursuant to the provisions of this Agreement of Seller's representations and warranties expressly made as of the date of this Agreement and to be remade on the Closing Date. Purchaser represents to Seller that Purchaser has conducted, or will conduct prior to Closing, such investigations of the Premises, including but not limited to, the physical and environmental conditions thereof, as Purchaser deems necessary to satisfy itself as to the condition of the Premises and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances on or discharged from the Premises; and without derogating or otherwise limiting Seller's representations, warranties and covenants expressly made in this Agreement, Purchaser will rely upon such investigations and not upon any information (including specifically, without limitation, any offering memorandum or property information packages distributed with respect to the Premises) provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Notwithstanding the foregoing, with respect to the claim disclosed to Purchaser pursuant to Section 8.12 as to 415 Madison Avenue, in the event that the reasonable actual out-of-pocket cost incurred by Purchaser to repair the damages referred to in such claim, on a one-time basis, shall exceed $100,000, then Seller shall pay to Purchaser, within twenty (20) days after demand therefor, accompanied by documentation reasonably supporting Purchaser's costs, one-half (1/2) of such documented reasonable actual out-of-pocket costs in excess of $100,000. The provisions of the previous sentence shall survive the closing and the delivery of the deed hereunder.

               9.1.3. Upon the Closing, except as otherwise expressly provided in this Agreement, Purchaser shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Purchaser's investigations, and Purchaser, upon Closing, shall, except as otherwise expressly provided in this Agreement, be deemed to have waived, relinquished and released Seller (and Seller's officers, directors, and employees) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller (and Seller's officers, directors, and employees) at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters regarding the Premises other than for the fraudulent misconduct of Seller, its officers, directors and employees. Purchaser agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on the Premises be required after the date of Closing, such cleanup, removal or remediation shall be the responsibility of and shall be performed at the sole cost and expense of Purchaser. Notwithstanding the foregoing provisions, nothing set forth in this Section 9.1.3 shall be interpreted or construed as limiting, restricting, extinguishing or otherwise affecting Seller's representations and warranties made in this Agreement or the survivability thereof for the time limitation herein provided.

               9.1.4. Except as otherwise provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the delivery of the deed or the Closing of title hereunder, and, except as to representations and warranties which survive the Closing, no action based thereon shall be commenced after the Closing. In any event, the acceptance by Purchaser of a deed conveying the Premises shall constitute an acknowledgment by Purchaser that all obligations of Seller in respect of the Premises or otherwise set forth in this Agreement and required to be performed as of the Closing Date have been discharged in full; and upon such acceptance, Seller shall be released from any and all such obligations by reason of this Agreement, except only such obligations, if any, as are pursuant to the express provisions of this Agreement to survive the delivery of the deed or the Closing of title hereunder.

          9.2. The Seller is not liable or bound in any manner by any verbal or written statements, representations, real estate broker's "set-ups" or information pertaining to the Premises furnished by any real estate broker or other person, unless the same are specifically set forth herein.

          9.3. Seller's existing insurance policies covering the Premises are blanket policies. Purchaser acknowledges that such policies are not to be assigned to Purchaser hereunder.

          9.4. Seller makes no warranty or representation as to the validity or enforceability of the Space Leases, as to any tenant's compliance or non-compliance with the terms thereof, or as to the terms of any occupancy thereunder, except as set forth in Sections 8.6 and 8.7 hereof.

     10.  Space Leases
          ------------

          10.1. After the date of this Agreement, Seller shall not, without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed and shall be given or denied, with the reasons for such denial, within the applicable period specified in Section 10.2 hereof,
(a) enter into a new lease for space in the Premises which is presently vacant or which may become vacant, or extend or renew any now existing Space Lease, except pursuant to the exercise by a tenant of a right or option to enter into a new lease, extend, renew or lease, or right of first offer or similar right contained in such tenant's existing Space Lease (a "New Lease") or (b) consent
                                                    ----------
to an assignment or subletting as to any Space Lease as to
which Seller's consent is required and for which the conditions for Seller not to unreasonably withhold consent have not been satisfied (the "Assignment or
                                                               -------------
Subletting").  Seller shall furnish Purchaser with all information in Seller's
------------
possession or required to be delivered to Seller under the applicable Space Lease or New Lease regarding such proposed New Lease or Assignment or Subletting, reasonably necessary to enable Purchaser to make informed decisions including in respect of a "New Lease" the form of "New Lease" being proposed for execution. Notwithstanding anything to the contrary contained in the previous provisions of this Section, Purchaser hereby approves of (a) the terms of the proposed "New Leases" set forth and described in Exhibit H annexed hereto, if any, so that any such New Lease which Seller desires to enter into in accordance with the provisions of this sentence shall not require Purchaser's prior written consent as to the financial and other terms set forth and described in Exhibit H, but Purchaser's consent shall be required as to the form of the New Lease being proposed for execution prior to its execution and delivery by the tenant and Seller, in its capacity as landlord thereunder. Seller shall deliver to Purchaser a true and complete copy of each such New Lease or Assignment or Subletting, if any, promptly after the execution and delivery thereof.

               10.1.1. Seller shall keep accurate records of all of the following types of expenses (collectively, "Expenses") incurred or payable by
                                            ---------
Seller in connection with any New Lease: (a) brokerage commissions and fees to effect such leasing transaction, (b) expenses incurred for demolition, asbestos abatement, repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transactions, (c) reimbursements to the tenant for the cost of any of the items described in the preceding clause (b), (d) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (e) without duplication of the foregoing, the obligations to reimburse the tenant for its initial tenant installations or improvements and (f) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to a landlord under another lease (whether or not such other lease covers space in the Premises). If, prior to the Closing, Seller shall have entered into a New Lease in accordance with the provisions of Section 10.1 above, at the Closing,
(x) Purchaser shall reimburse Seller in the amount of all Expenses theretofore paid for or incurred by Seller, and (y) Seller shall credit Purchaser in the amount of any Rents or Additional Rents, including prepaid Rents, and Security Deposits, received by Seller under the New Lease in excess of a per diem amount for each day of the term of the New Lease through the day prior to the Closing based upon Eighteen Dollars ($18.00) per annum per rentable square foot of the New Lease. Seller shall make available to Purchaser all records, bills, vouchers and other data in such Seller's control verifying such Expenses and the payment thereof.

               10.1.2. Nothing herein shall be deemed to create any obligation on Seller's part to enter into any "New Lease" for space which is presently vacant or which may become vacant.

          10.2. With respect to any matter to be submitted to Purchaser for its consent pursuant to Sections 10.1, 10.3 or 10.4 hereof, Purchaser shall consent or deny consent in writing within five (5) business days after receipt by Purchaser of Seller's notice thereof. If Purchaser's denial or objection is not given to Seller within such time period, Purchaser shall be deemed to have granted its approval.

          10.3. The right and privilege is reserved to Seller to institute summary proceedings against any tenant of a Space Lease for any material default or failure to perform by any such tenant prior to the time of the Closing provided Purchaser is given prior written notice of Seller's intent to commence such proceedings and Purchaser has consented thereto, which consent shall not be unreasonably withheld or delayed if Seller's rights and remedies under the Space Lease would be prejudiced if the Closing were not to occur prior to the Closing Date contemplated by this Agreement. It is agreed that no representations have been made and no responsibility is assumed by Seller with respect to the continued occupancy of the Premises, or any part or parts thereof, by any tenant or tenants now or hereafter in possession.

          10.4. Seller shall not prior to the Closing Date (a) modify in any respect or cancel any of the Space Leases or New Leases, (b) accept a surrender of any Space Lease or New Lease except pursuant to any right or option of tenant to do so contained in the Space Lease or New Lease, (c) terminate any Space Lease or New Lease except as provided in Section 10.3, or (d) extend, renew, replace or modify any Service Contract or enter into a new Service Contract except (x) with the Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed or (y) in the ordinary course of business, on a good faith, arms-length basis and in the case of a new Service Contract if the applicable Service Contract can be terminated by the owner of the Premises without penalty on not more than thirty (30) days' notice. Subject to the foregoing provisions of this Section and without limiting any other provision of this Agreement, Seller may, at any time and from time to time prior to the Closing Date in the ordinary course of business (x) enforce (by legal process, agreement or otherwise) or decline to enforce any existing or future Space Lease, New Lease or Service Contract upon any breach of obligation by any party thereto, provided that Seller shall use good faith efforts to keep Purchaser advised with respect thereto, and subject to the provisions of Section 10.3; and (y) otherwise operate the Premises and improvements thereon in the normal course of business; provided, however, except as may be required by applicable law (and as limited in Section 12.5 hereof) or by the terms and provisions of any Space Lease or New Lease (to the extent such obligation is not assumed by Purchaser), that Seller shall not be obligated to make any capital improvement or replacement or to replace any Equipment depleted in the ordinary course of Seller's operation of the Premises, and Purchaser shall not be entitled to decline to consummate any transaction contemplated herein or to receive any abatement or other damages or compensation by reason of any act or transaction hereinbefore in this sentence described.

          10.5. Seller shall use reasonable efforts (but without obligation to incur any material cost or expense or to pursue any remedy it may have against a tenant for its failure to comply) to obtain and deliver to Purchaser prior to Closing, a written estoppel certificate in the form of Exhibit L attached hereto and made a part hereof signed by each tenant occupying space at the Premises. Seller shall furnish to Purchaser all correspondence and other written instruments obtained from such tenants in response to such request. the signed certificates are referred to herein as the "Estoppel Certificates".
                                            -----------------------

     11.  Bankers Lease; Building Management Office Sublease
          --------------------------------------------------

          11.1. Prior hereto Seller executed and delivered, as landlord and tenant, without merger, the agreement of lease (the "Initial Bankers Lease"),
                                                     ---------------------
covering a portion of the Premises, in the form previously delivered by Seller to Purchaser. At the Closing, and immediately prior to delivery of the deed, Seller shall execute as landlord and tenant, without merger of estates, an Amended and Restated Bankers Lease in the form of Exhibit M annexed hereto and made a part hereof (such Initial Bankers Lease and Amended and Restated Bankers Lease, collectively, the "Bankers
                          -------

Lease").  At the Closing Seller, as landlord, shall assign to Purchaser and
-----
Purchaser shall assume, pursuant to the Assignment and Assumption Agreement in the form of Exhibit K-l the Bankers Lease. Purchaser and Seller shall, at the request of either party, also execute, acknowledge and deliver a memorandum of the Bankers Lease in form for recording, in the form of Exhibit N annexed hereto. If at the Closing the fee of the Premises is or contemporaneously with the Closing shall be subject to a mortgage under which the Purchaser is mortgagor, which Purchaser acknowledges must be a mortgage permitted by Article 31 of the Bankers Lease, the Purchaser shall obtain and deliver to Seller, as tenant under the Bankers Lease, a subordination, non-disturbance and attornment agreement in recordable form in favor of Seller executed and acknowledged by said mortgagee which shall at the Closing be executed by Purchaser as landlord under the Bankers Lease, and Seller, as tenant under the Bankers Lease, in the form of Exhibit T attached hereto.

          11.2. Seller represents and agrees that, with respect to the Bankers Lease, it will at the Closing execute and deliver to Purchaser its certificate affirming that, as of the Closing Date, the representations contained in the first three sentences of Section 8.6 shall be true and correct as to the Bankers Lease, that Seller, in its capacity as tenant under the Bankers Lease, has accepted possession of the Demised Premises thereunder, that the Bankers Lease is in full force and effect and no rent under the Bankers Lease has been prepaid for more than one (1) month in advance of its due date. Such representations shall survive the Closing without time limitation. The assignment of the Bankers Lease to Purchaser shall constitute Seller's agreement, warranty and representation to Purchaser (which shall survive the Closing and the delivery of such Bankers Lease assignment without limitation in time) that, if and to the extent that, prior to the Closing and assignment to Purchaser of the Bankers Lease, Seller, in its capacity as both landlord and tenant under the Bankers Lease, would have had the right to assert the existence of any of the matters to which reference is made in the succeeding clauses (i), (ii) and (iii) of this sentence, Seller does hereby waive any right to assert that there exists as of the Closing Date, any (i) defaults, defenses, counterclaims, set-of fs, or offsets against the Rents and Additional Rents reserved under the Bankers Lease, or (ii) any default or event which, with the giving of notice or lapse of time, or both, would constitute an event of default by landlord under the Bankers Lease, including, without limitation, landlord defaults for which the tenant under the Bankers Lease may exercise remedies of self-help or terminate the Bankers Lease, or (iii) or any default or event which, with the giving of notice or lapse of time, or both, would constitute an event of default by tenant under the Bankers Lease; provided that all obligations of the landlord under the Bankers Lease shall be performed and observed by Purchaser as landlord from and after the Closing, as provided in the Bankers Lease and the Assignment and Assumption Agreement to be executed and delivered at Closing in the form annexed hereto as Exhibit K-l, and tenant under the Bankers Lease shall not be estopped or prevented hereby or thereby from asserting or enforcing any rights or remedies of tenant under the Bankers Lease as to such prospective obligations of landlord to be performed and observed by Landlord under the Bankers Lease from and after the Closing Date.

          11.3. At the Closing, and immediately after the execution and delivery of the deed, Seller shall execute, as sublandlord, and Purchaser shall execute, as subtenant, a sublease of the Building Management Office, in this Agreement called the "Building Management Office Sublease", in the form of
                      -----------------------------------
Exhibit 0 annexed hereto.


     12.  Closing Objections
          ------------------

          12.1. If Seller shall be unable to convey to Purchaser title to the Premises or to deliver possession of the Premises in accordance with the provisions of this Agreement, or otherwise comply with the provisions of this Agreement, unless created or caused by any act or omission of Purchaser, Seller shall use reasonable efforts to remove any defects in title or to deliver possession as provided herein or otherwise comply with the provisions of this Agreement and the Closing Date shall be extended for a period of up to ninety
(90) days in order to do so; provided, however, that Seller shall not be required to expend or incur obligations in excess of $10,000,000 in the aggregate (inclusive of any sums expended or obligations incurred pursuant to Section 8.17, Section 12.4 and Section 12.5 hereof) provided, however, that this limit shall not apply to the removal of mortgages securing the payment of money or encumbrances voluntarily created by Seller after the date hereof, as to which there shall be no monetary limit. If at the time of Closing (either as originally established under this Agreement or as extended), Seller remains unable to convey title or deliver possession of the Premises or otherwise comply with the provisions of this Agreement, all as herein agreed and subject to the terms hereof, Purchaser shall have the option exercisable within five (5) business days after the expiration of such extended period of either (a) accepting the Premises with such title or in such condition as Seller can deliver and paying therefor the Purchase Price and all other amounts, if any, owed pursuant to this Agreement without abatement or deduction, except as otherwise provided in Section 8.17 hereof, or (b) by delivery of written notice to Seller terminating this Agreement. Upon such termination, the deposit and all interest accrued thereon shall be promptly refunded by Seller to Purchaser, and there shall be paid by Seller to Purchaser such survey costs and title examination charges as have been incurred by Purchaser, whereupon, upon such payments being made by Seller, all rights, duties and obligations of Seller and Purchaser under this Agreement shall terminate without recourse and this Agreement shall become null and void. The existence of any of the conditions to which Purchaser agrees to take subject or as to which Purchaser agrees it shall not raise an objection under this Agreement shall not be deemed or construed to render Seller's title unmarketable or not in compliance with this Agreement, Purchaser shall not have the right to refuse to take title by reason thereof, and the Purchase Price shall not in any respect be reduced nor shall Purchaser be entitled to damages by reason thereof (except as provided in Section 8.17).

          12.2. The Premises shall be sold and are to be conveyed subject to the following matters, none of which shall be objections to title:

                 (a) Any state of facts which a current and accurate survey of the Premises might disclose, provided that such facts confirm the state of facts shown on the Lovell-S.P. Belcher survey referred to in the next sentence and the existence of any additional facts disclosed by such survey do not render the title to the Premises unmarketable. Seller has furnished to Purchaser a copy of a survey of the Premises made by Earl B. Lovell- S.P. Belcher, Inc. originally dated November 14, 1962 and redated May 27, 1997 and Purchaser has caused Seller's survey to be remade or redated as of July 24, 1997. For the purposes of this Agreement, none of the facts shown on such survey shall be deemed to render title unmarketable, and Purchaser shall accept title subject thereto.

                 (b) Zoning regulations and ordinances and all variances issued thereunder and building restrictions and regulations affecting the Premises on the date of delivery of the deed hereunder.

                 (c) Consents by Seller or by any former owner of the Premises for the erection of any structure or structures, on, under or above any street or streets on which the Premises may abut provided such location of any structure or structures does not render title to the Premises unmarketable.

                 (d) The right of governmental or municipal authorities to revoke licenses for or to require the removal of any vaults which may be beyond the building lines or under sidewalks.

                 (e) Rights and easements, if any, relating to the construction and maintenance, in connection with any telephone company or public utility, of wires, poles, pipes, conduits and appurtenances thereto, on, in, under or across the Premises, provided such rights and easements do not materially and adversely affect the continued maintenance, use or operation of the Premises as currently maintained, used and operated.

                 (f) Covenants, restrictions, easements, agreements, rights-of-way and encroachments (i) relating solely to the "Retained Space" or "Retained
                                                  --------------      --------
Property" as referred to in item 3 of Exhibit B, which do not in any way affect
--------
or impair the rights of Purchaser or increase the costs to Purchaser, in respect of the exercise by Purchaser of its rights and easements in the "Retained Space"
                                                                 --------------
or "Retained Property", and which has no affect or impact upon the "Conveyed
    -----------------                                               --------
Property" as referred to in item 3 of Exhibit B, and as to which either Chicago
--------
Title Insurance Company or Purchaser's title company is willing in writing to affirmatively insure Purchaser to such effect in Purchaser's title insurance policy, and (ii) as are set forth and described in Exhibit B. For purposes of this Agreement, the covenants, restrictions, easements, agreements, rights of way and encroachments set forth and described in Exhibit B attached hereto and made a part hereof shall be deemed not to be title objections and Purchaser shall accept title subject thereto.

                 (g) Unpaid liens not yet due and payable for taxes, business improvement district charges, electric generator tax, public assembly charges, water charges and sewer rents, subject, however, to apportionment thereof, as herein provided.

                 (h) Any and all assessments becoming liens subsequent to the date hereof subject, however, to apportionment as herein provided.

                 (i) All building, subdivision, land sales, securities, ecology, environmental protection and like laws, ordinances, rules and regulations of governmental authorities affecting the Premises, including those of any and all regulatory agencies and administrative officials having or asserting jurisdiction over the Premises.

                 (j) The Space Leases and New Leases
and all subleases and subtenancies by, through or under the Space Leases or New Leases.

                 (k)  The Bankers Lease.

                 (1) The standard exceptions as are found in an ALTA Owner's Policy of Title Insurance modified so as to exclude from exceptions to coverage
(1) taxes, tax liens, tax sale, water rates, sewer and assessments due and payable on the Closing Date, (2) mechanics' and materialmen's liens other than those referred to in (m) below, (3) the general survey exception, and (4) rights of tenants or persons in possession, other than as tenants only.

                 (m) Subject to the provisions of Section 12.6, financing statements, chattel mortgages, notices of mechanic's liens or other evidences of lien filed against the Premises in respect of property owned by or work, labor or services performed for or furnished to tenants or subtenants under any Space Leases or New Lease.

          12.3. Seller shall convey and Purchaser shall accept marketable fee simple title, subject only to the matters set forth as title exceptions in this Agreement. Purchaser shall accept a title insuring that, in the case of encroachments not herein mentioned but shown on the survey of the Premises, the building or the portions thereof which encroach may remain undisturbed so long as the building stands; and unless omitted in Purchaser's title insurance policy, in the case of judgments or mechanics liens disclosed by the Title Report, that Chicago Title Insurance Company or the Purchaser's title insurance company is willing in writing to affirmatively insure that collection will not be enforced against the Premises.

          12.4. Purchaser has reviewed the examination of the title to the Premises made by Chicago Title Insurance Company dated June 25, 1997 as amended through August 15, 1997 Title No. 9701-00151 (the "Title Report"). Subject to
                                                   ------------
the succeeding provisions of this sentence, Purchaser is satisfied with Schedule B to the Title Report and none of the matters shown on or reflected in said Schedule B shall constitute an objection to title hereunder provided that, at or prior to the Closing, (y) exceptions lettered A, B, C and D to Schedule B-l thereof shall be modified consistent with the provisions of Section 12.2(1) hereof and (z) exceptions numbered 11, 13, 15, 16, 17, 18, 19, 20, 21, 23, 25 and 26 shall be omitted such that the same will not appear as Schedule B exceptions to title in the ALTA Owner's Policy of Title Insurance to be obtained by

Purchaser at the Closing (or in the case of number 15 and 18 that Chicago Title Insurance Company or the Purchaser's title insurance company is willing in writing to affirmatively insure that collection will not be enforced against the Premises). If any changes shall occur in the Title Report, Purchaser shall within five (5) business days after being apprised thereof deliver to Seller and its attorneys a written notice listing any objections (excluding objections to title which have been waived by Purchaser hereinabove or which are created or caused by any act or omission of Purchaser). If Purchaser shall fail to timely give such notice, it shall be deemed that Purchaser had no objection thereto. With respect to any objections to title set forth in such notice, Seller shall have the same rights and obligations to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as hereinabove provided in Section 12.1 hereof, which provisions shall be applicable to and govern the rights of the parties hereto with respect to changes (other than those referred to in clauses (y) and (z) of the second sentence of this Section 12.4) occurring in the Title Report after the date of this Agreement, provided, however, if Seller shall have no obligation to cure such title defect pursuant to Section 12.1 and notifies Purchaser that Seller does not intend to cure same, Purchaser may, as its sole and exclusive remedy, within five (5) business days after receipt of Seller's notice, elect to accept the Premises or terminate this Agreement in accordance with paragraphs (a) or
(b) of Section 12.1.

          12.5. Except as hereinafter provided in this Section 12.5., (a) all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Premises and (b) all liens against the Premises pursuant to the Administrative Code of the City of New York (hereinafter in this Section 12.5, "liens"), and (c) all notices
                                                -----
from insurers or governmental boards, agencies or authorities referred to in Sections 8.14 and 8.16 ("insurance or environmental claims") if applicable, shall be removed or complied with by Seller if such violations or liens or insurance or environmental claims were noted or issued, or attached to the Premises or were received by Seller (x) prior to the date hereof or (y) after the date hereof and prior to the Closing which materially impact the continuous operation of the Premises in the manner in which it has been operated and could not be remedied prior to a date when under the terms of the Space Leases and the Bankers Lease the tenants under such leases are entitled to abatements or termination by reason thereof.

Seller shall adjourn the Closing for up to sixty (60) days for such purpose (subject, however, to the provisions of Section 12.5.1 hereof). If such removal or compliance has not been completed prior to the Closing, Seller shall indemnify Purchaser at the Closing by agreement reasonably satisfactory to Seller and Purchaser for the reasonably estimated unpaid cost to effect or complete such removal or compliance of any such violations or liens or insurance or environmental claims which Seller is obligated to remove or comply with pursuant to the provisions of Section 12.5(x) plus onehalf (1/2) of the reasonably estimated aggregate cost to remove or comply with any such violations or liens or insurance or environmental claims which Seller is obligated to remove or comply with pursuant to the provisions of Section 12.5(y) above, and Purchaser shall be required to accept title to the Premises subject thereto. Notwithstanding anything to the contrary hereinabove contained:

               12.5.1. If the reasonably estimated aggregate cost to remove or comply with any such violations or liens or insurance or environmental claims which Seller is required to remove or comply with pursuant to the provisions of
Section 12.5 (x) above plus one-half (1/2) of the reasonably estimated aggregate cost to remove or comply with any such violations or liens or insurance or environmental claims which Seller is obligated to remove or comply with pursuant to the provisions of Section 12.5(y) above shall exceed $10,000,000 in the aggregate (inclusive of any sums expended or obligations incurred pursuant to Section 8.17, Section 12.1 and Section 12.4 hereof), Seller shall have the right to cancel this Agreement, in which event the sole liability of Seller shall be as set forth in Section 12.1 and this Agreement shall be terminated and be of no further force or effect, unless Purchaser within five (5) business days after receipt of notice of the exercise by Seller of its option to cancel this Agreement elects by written notice given to Seller to accept title to the Premises subject to all such violations, liens and insurance or environmental claims, in which event Purchaser shall be entitled to a credit of an amount up to $10,000,000 in the aggregate (inclusive of any credit provided to Purchaser pursuant to Sections 8.17, 12.1 or 12.4 hereof) against the Purchase Price payable at the Closing. For purposes of this Section 12.5, the cost to remove or comply with any such violations or liens or insurance or environmental claims shall be determined by a licensed general contractor selected by Seller and reasonably satisfactory to Purchaser.

               12.5.2. Regardless of whether a violation has been noted or issued prior to the date of this Agreement, Seller shall not be obligated to remove or comply with any violations or liens or insurance or environmental claims which a tenant is required to remove or comply with pursuant to the terms of its Space Lease. Purchaser shall accept the Premises subject to all such violations or liens or insurance or environmental claims without any liability of Seller with respect thereto or any abatement of or credit against the Purchase Price.

               12.5.3. Purchaser agrees that all other notes or notices of violation of law or municipal ordinances, orders or requirements or liens or insurance or environmental claims not referred to in Sections 12.5 (x) and (y) and 12.5.2 noted or issued by any county, city, state or federal department or agency thereof, or any other governmental regulatory authority, shall not be deemed objections to title, and that it will take title subject to the same, and Seller from and after the Closing will have no responsibility or obligation in respect of any such other violations or liens or insurance or environmental claims affecting the Premises, whether before or at such Closing, or at any time thereafter.

               12.5.4. If required, Seller, upon written request by Purchaser, shall promptly furnish to Purchaser written authorizations to make any necessary searches for the purposes of determining whether notes or notices of violations have been noted or issued with respect to the Premises or liens have attached thereto.

          12.6. Notwithstanding anything to the contrary in this Agreement contained, if a contractor, materialman or supplier engaged directly or indirectly by a tenant under any Space Lease shall file a mechanics lien prior to the Closing, Seller shall have no obligation to discharge such mechanic's lien or cause it to be omitted as an exception from title, and Purchaser may not treat such mechanics lien as an objection to title and Purchaser shall take title subject to same, provided, however, that if such a mechanics lien in an amount in excess of $50,000 shall be filed and shall be a lien against the Premises at the Closing (a) if Purchaser shall at or after the Closing elect to obtain a surety bond to remove such mechanics lien as a lien against the Premises, Seller shall at Closing or, thereafter within twenty (20) days after demand by Purchaser, reimburse Purchaser for one-half (1/2) of the premium for obtaining such bond, but Purchaser shall repay to Seller, if as and when repaid by the tenant under the Space Lease, or otherwise, one-half (1/2) of the amount of such premium so repaid, within twenty (20) days after Purchaser's receipt thereof, and (b) if after Purchaser has exercised all of its rights and remedies under the Space Lease by reason of the filing of such mechanics lien, such rights and remedies to be exercised in good faith and with all due diligence, including, without limitation, seeking to obtain a judgment awarding damages (provided that Purchaser may but shall not be obligated to evict the tenant or terminate its Space Lease), and seeking to collect damages from the tenant, Purchaser has incurred actual damages by reason of the filing of such mechanics lien (exclusive of such bonding premium, attorney's fees and disbursements), applying any recoveries first to its claim against the tenant with respect to the mechanics lien, Seller will reimburse Purchaser for one-half (1/2) of such reasonable actual damages, but not to exceed onehalf (1/2) of the principal amount of such mechanics lien, within twenty (20) days after demand therefor accompanied by documentation reasonably supporting Purchaser's damages. The provisions of this Section 12.6 shall survive the Closing and the delivery of deed.

          12.7. The risk of loss or damage to the Premises by fire or other casualty or taking by eminent domain until the delivery of the deed hereunder is assumed by Seller. In the case of fire or other casualty or the taking of the Premises or any part thereof by eminent domain, Seller shall promptly notify Purchaser in writing thereof ("Seller's Notice"), and in such event the parties
                               ---------------
agree as follows:


               12.7.1. In the event of damage or taking (a) of a material part of the Premises (herein deemed to be any taking or damage greater than immaterial as defined below), or (b) where such damage or taking, whether material or immaterial, would permit (i) the tenant under the Bankers Lease to terminate the Bankers Lease or (ii) both of the tenants under the Furman Selz Space Lease and the National Football League Space Lease to terminate their respective Space Leases, by reason of (y) such casualty or taking event having occurred, without regard to the estimated time required, as a consequence of such event, for restoration, or (z) the estimated time required for restoration to be completed under the Bankers Lease or such Space Lease (rather than the actual time which such work takes to complete), unless prior to Seller's delivery to Purchaser of Seller's Notice, a tenant under the Bankers Lease or under such Space Lease(s) has in writing waived its rights or elected not to terminate the Bankers Lease or such Space Lease(s) (Seller's Notice to include the facts respecting such lease to enable Purchaser to make its succeeding election), (but any such waiver or election shall not be deemed to relieve or release the landlord under the Bankers Lease or such Space Lease from performance of any obligations to repair, restore, replace and/or rebuild pursuant to the provisions of the Bankers Lease or such Space Lease), then, Purchaser shall have the option, exercisable within ten (10) business days after receipt of Seller's Notice, either to (a) declare this Agreement null and void (in which event Seller shall refund Purchaser's downpayment, and neither party shall have any further right or obligation to or against the other) or (b) to accept the Premises in the condition in which they are left following such damage or taking, with an abatement of the Purchase Price measured by the proceeds of any insurance or condemnation award collected in excess of the amounts, if any, expended by Seller for the repair or replacement of such damage or taking, and in any case in which the proceeds (or award) have not been collected by Seller at the time of Closing, an assignment by Seller of all rights to the collection of any such net proceeds or award shall be in full satisfaction and discharge of Seller's obligation with respect to the matters referred to in this Section and Purchaser shall accept the Premises without abatement of the Purchase Price.

               12.7.2. In the event of damage or taking of an immaterial part of the Premises this Agreement shall remain in full force and effect with an abatement of the Purchase Price measured by the proceeds of any insurance or condemnation award collected, in excess of the amounts, if any, expended by Seller for the repair or replacement of such damage or taking, and in any case in which the proceeds (or award) have not been collected by Seller at the time of Closing, an assignment by Seller of all rights to the collection of any such net proceeds or award shall be in full satisfaction and discharge of Seller's obligations with respect to the matters referred to in this Section and Purchaser shall accept the Premises without abatement of the Purchase Price.

               12.7.3. An immaterial part of the Premises shall have been deemed to have been taken or damaged if the cost of repair or replacement in the case of fire or casualty or the value in the case of eminent domain, as the case may be, shall be $10,000,000.00 or less (as determined by an insurance adjustor selected by Seller and reasonably satisfactory to Purchaser).

               12.7.4. In the event of fire or other casualty, Seller will in good faith, but (so long as this Agreement shall be in full force and effect) subject to Purchaser's approval not to be unreasonably withheld, adjust the loss with the insurance carriers. As soon as the loss has been adjusted to the satisfaction of Seller, but (so long as this Agreement shall be in full force and effect) subject to Purchaser's approval not to be unreasonably withheld, Seller shall, if this Agreement has not been declared null and void, at Purchaser's request (but Seller prior thereto without Purchaser's approval may but shall have no obligation) commence the repair of the damage.

          12.8. In the event prior to the Closing Purchaser should default (or any of its representations under this Agreement shall prove to be untrue in any material respect) and such default or misrepresentation is not cured or remedied within twenty (20) days after receipt of notice thereof given by Seller to Purchaser, Seller as its sole and exclusive remedy at law or in equity shall only have the right to terminate this Agreement and retain the downpayment as liquidated damages. The parties hereto agree that the damages that Seller will sustain as a result of any default or breach by Purchaser will be substantial but will be difficult if not impossible to ascertain and therefore the parties agree that in such event, Seller may keep the downpayment hereunder as and for its liquidated damages and neither party shall have any further claim against the other.

          12.9. Subject to the provisions of Section 8.17, in the event prior to Closing Seller should default (or any of its representations under this Agreement shall prove to be Material Misrepresentations) and such default or Material Misrepresentation is not cured or remedied within twenty (20) days after receipt of notice thereof given by Purchaser to Seller or such greater extended period as is expressly provided for in this Agreement, then Purchaser's sole remedy shall be either (a) to terminate this Agreement and receive the return of the downpayment and all interest accrued thereon, and Seller shall pay to Purchaser such survey costs and the charges for examination of title as has been incurred by Purchaser, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder or (b) to enforce specific performance of Seller's obligation hereunder, and Purchaser agrees that Purchaser shall not and hereby waives any right to seek damages against Seller.

     13.  Costs and Expenses
          ------------------

          13.1. Seller shall pay all documentary stamps, deed recordation taxes and all transfer taxes, if any, on the sale, provided for herein, except as otherwise provided in Section 4.1.16. Purchaser shall pay all title insurance premiums and recording and filing fees of whatever kind or nature, and the cost of any survey except as otherwise provided herein, and all costs and expenses relating to Purchaser's due diligence inspections. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same, including, without limitation, its own attorneys' fees.

     14.  Brokerage
          ---------

          Purchaser represents and warrants that it has not dealt with any other broker, finder or advisor other than Insigna/Edward S. Gordon Co., Inc., which acted as broker herein, and BT Securities Corporation which acted as advisor herein, (collectively, the "Broker and Advisor") in connection with this
                            ------------------
transaction. Each party hereto represents to the other that it has not dealt with any broker, finder or advisor in connection with this Agreement and the transactions contemplated hereby, other than the Broker and Advisor. Purchaser and Seller agree to indemnify and hold the other free and harmless from all losses, damages, costs and expenses (including attorneys' fees) that the other may suffer as a result of claims made or suits brought by any broker, finder or advisor other than the Broker and Advisor who shall claim to have introduced the indemnifying party to this transaction or who shall claim to have dealt with or had discussions with the indemnifying party with respect to this transaction. Seller shall pay the commission or other compensation of the Broker and Advisor pursuant to separate agreements with Seller. The provisions of this Section 14 shall survive the delivery of the deed hereunder or, if the Closing does not occur, notwithstanding anything to the contrary contained in this Agreement, the termination of this Agreement.

     15.  Notices
          -------

          15.1. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable national overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notice given pursuant to this Agreement shall be as follows:

          If to Seller:

               Bankers Trust Company
               Real Estate Management Department
               130 Liberty Street, Mail Stop 2221
               New York, New York  10006
               Attention:  Bruce Bloch,
                           Vice President
               Telecopier:   (212) 250-8664

          with a copy to:

               Moses & Singer LLP
               1301 Avenue of the Americas
               New York, New York 10019
               Attention:  Richard E. Strauss, Esq.
               Telecopier:   (212) 554-7700

          If to Purchaser or the Company:

               Boston Properties, Inc.
               8 Arlington Street
               Boston, Massachusetts  02116
               Attention:  Edward H. Linde, President
               Telecopier:   (617) 536-4233

          with a copy to:

               Bingham, Dana & Gould LLP
               150 Federal Street
               Boston, Massachusetts 02110
               Attention:  Peter Van, Esq.
               Telecopier:   617-951-8736

          and an additional copy to:

               Boston Properties Limited Partnership
               c/o Boston Properties, Inc.
               599 Lexington Avenue, Suite 3700
               New York, New York 10022
               Attention:  Senior Vice President
               Telecopier:   (212) 326-4050

     16.  Time of the Essence
          -------------------

          It is understood and agreed, any rule or law of equity to the contrary notwithstanding, that time is of the essence of each and every provision of this Agreement, whether or not so stated therein (except as to any rights to adjourn the Closing Date as set forth in Sections 8.17 and 12.1 herein), except that Seller and Purchaser may each adjourn the Closing once to a subsequent date for any reason or no reason, so long as the adjournment of Seller or Purchaser does not exceed four (4) business days, and the adjourned date shall also be a time of the essence date.

     17.  Further Assurances
          ------------------

          17.1. Each of the parties hereby agrees to execute, acknowledge (if necessary) and deliver such other documents or instruments not inconsistent with the provisions of this Agreement as the other may reasonably require from time to time after the Closing to carry out the intents and purposes of this Agreement. The party making the request agrees to pay all reasonable costs associated therewith. This provision shall survive delivery of the deed.

     18.  Access to Records
          -----------------

          18.1. The Seller agrees to make available for Purchaser's examination and duplication at Seller's offices from time to time during regular business hours, promptly after the date hereof and for ninety (90) days subsequent to Closing, all records, statements and accounts bearing on or relating to (a) Rents and Additional Rents under the Space Leases and the collection or payment thereof and (b) the ownership, operation, leasing, management and construction of the Premises and expenditures made in connection therewith; provided, however, Purchaser shall give Seller reasonable advance notice thereof and shall conduct such examination in an manner so as not to interfere with the conduct of Seller's business.

          18.2. If any portion or the whole of the information above referred to in this Section 18 is maintained by a third party, the applicable party hereto shall direct such third party to make available to the other party hereto the information at such third party's office in New York City, for the purpose of reviewing and/or duplicating such information.

          18.3. The provisions of this Article 18 shall survive the Closing and delivery of the deed.

     19.  Successors and Assigns
          ----------------------

          19.1. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective legal representatives, designees, successors and assigns, provided that, except as provided in the next sentence or an assignment to an Affiliate of Seller, neither party may assign, pledge or otherwise transfer its rights and obligations hereunder without the prior written consent of the other party, which such party may withhold in its sole discretion, and, without limiting either party's other rights and remedies, any such assignment, pledge or transfer made without the prior written consent of the other party shall be void and of no force and effect. Notwithstanding the foregoing provisions, Seller may assign its rights and obligations under this Agreement to an Affiliate of Seller without obtaining the prior written consent of Purchaser, provided that (a) prompt notice thereof is given by Seller to Purchaser of such assignment, identifying Seller's Affiliate by name and address, and explaining the relationship by which such assignee is an Affiliate of Seller, and (b) Bankers Trust Company shall guaranty the performance of the obligations of such Affiliate under this Agreement and the Bankers Lease pursuant to the provisions of a guaranty of this Agreement and the Bankers Lease, in each case, reasonably satisfactory to Purchaser and its counsel. Notwithstanding the foregoing, at the Closing Purchaser may collaterally assign its rights and remedies under this Agreement which shall survive the Closing Date to a mortgagee referred to in the last sentence of Section 11.1, to secure the mortgage loan referred to in such sentence.

     20.  Gender and Number
          -----------------

          20.1. Whenever the context so requires, references herein to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural.

     21.  Applicable Law
          --------------

          21.1. THIS AGREEMENT IS PERFORMABLE IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 21 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

     22.  Construction
          ------------

          22.1. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

     23.  Miscellaneous
          -------------

          23.1. Except as provided in the last sentence of Section 19.1, the provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and acc6rdingly, (except as aforesaid) no third party shall have the right to enforce the provisions of this Agreement or documents to be executed and delivered at Closing.

          23.2. This Agreement and the instruments referred to herein embody the entire agreement and understanding between the parties hereto relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

          23.3. Purchaser shall be entitled to and Seller shall deliver possession of the Premises to Purchaser upon the Closing of this Agreement, subject, however, to the Bankers Lease, the Space Leases, the New Leases and the other matters described herein.

          23.4. This Agreement shall not be binding or effective until Purchaser and Seller have executed and delivered a counterpart of the same, each of which shall constitute an original, but all of which taken together shall constitute one agreement.

          23.5. Neither Seller nor Purchaser shall record this Agreement or any memorandum hereof.

          23.6. If any provision of this Agreement shall be held to be illegal, unenforceable or inapplicable in any respect, each such holding shall not affect the enforceability of any other provision of this Agreement under any other circumstances.

          23.7. The provisions of the confidentiality agreement dated June 4, 1997 between Seller and Purchaser and of July 22, 1997 between Seller and the Company are hereby incorporated herein by reference and made a part hereof. All books, records, documents or agreements of Seller inspected by or delivered to Purchaser pursuant to this Agreement shall be subject to the provisions of such confidentiality letter agreement. If the Closing does not occur for any reason whatsoever, Purchaser shall return to Seller all copies of the foregoing materials.

          23.8. Seller and Purchaser shall cooperate concerning advertising and similar publicity regarding the transaction, but this Section shall not otherwise inhibit any such advertising or similar publicity or other disclosure as to this transaction.

          23.9.  The West Building at the Premises (the "West Building") was
                                                         -------------
constructed by Sigmund Sommer in 1968. The Trust Under Article Sixth u/w/o Sigmund Sommer (the "Trust"), as successor in interest to Sigmund Sommer, sold
                     -----
the West Building to Seller on May 25, 1994 Inscribed lettering is presently on the exterior wall of the West Building reciting the name of Sigmund Sommer as builder (the "Inscription"). Purchaser agrees that upon the purchase of the West
              -----------
Building by Purchaser or any Affiliate of Purchaser, Purchaser and/or any Affiliate which may own the West Building shall maintain such Inscription at its present location for so long as the West Building stands, provided such Inscription may be replaced with a similar Inscription or plaque, in the same or a similar location, which replacement Inscription or plaque may refer to Sigmund Sommer as builder and which may refer to the then owner or its affiliate, as owner. In the event that Purchaser or its Affiliate shall sell their interest in the West Building to a person or entity not affiliated with Purchaser, Purchaser or its Affiliate shall request that such purchaser agree to continue to maintain the Inscription or replacement therefor as provided in the previous paragraph. However, Purchaser or its Affiliate shall have no liability to the Trust or any of its trustees or beneficiaries or to

Seller in the event such purchaser shall refuse for any reason whatsoever to continue such agreement. If such purchaser continued such agreement, neither Purchaser, its Affiliate, such purchaser or its successors and assigns shall have any liability to the Trust or any of its trustees or beneficiaries or Seller if such purchaser, its successors and assigns failed to carry out its obligations under such agreement.

          23.10. There are currently two (2) tenants (the "Holdover Tenants")
                                                           ----------------
occupying space on the 26th floor of the East Building (the "26th Floor Space")
                                                             ----------------
pursuant to Space Leases which are license agreements, which Space Leases are due to expire on or before September 30, 1997. In the event that one or both of such Holdover Tenants shall remain in occupancy in the 26th Floor Space for more than five (5) days after the Closing Date, Seller shall pay to Purchaser the sum of $ 1,122.85 for each day that one or both of such Holdover Tenant(s) shall occupy any part of the 26th Floor Space until September 30, 1997, whereupon Seller shall have no further liability to Purchaser with respect to such Holdover Tenants. This provision shall survive delivery of the deed.

          23.11. The captions and headings throughout this Agreement are for convenience and reference only and they shall in no way be held or deemed to define, modify or alter the meaning, scope or intent of any provision of this Agreement. Words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to the paragraph, Section or other subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, and the masculine shall include the feminine and the neuter, and visa versa, unless the context otherwise requires. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

          23.12. Except as otherwise expressly provided and without waiver of the provisions of Section 16 hereof, no delay or omission by any party hereto to exercise any right or power occurring upon any noncompliance or failure of performance by the other party under the provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party hereto of any of the terms, covenants, conditions or agreements hereof to be performed by the other party shall not be construed to be a waiver of any succeeding breach thereof or of any other term, covenant, condition or agreement herein contained.

          23.13. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.



                   BALANCE OF PAGE INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        SELLER:

                                        BANKERS TRUST COMPANY


                                        By: __________________________

                                        Taxpayer ID No.: 13-4941247
                                                         ----------


                                        PURCHASER:

                                        BOSTON PROPERTIES LIMITED
                                          PARTNERSHIP

                                        By: Boston Properties, Inc.,
                                        its general partner

                                          By: ________________________

                                        Taxpayer ID No.:  04-3372948
                                                          ----------

                                        THE COMPANY (For the Purposes
                                        of Sections 5.1, 7.6 through
                                        7.10, 16 and 23.7 only):


                                        BOSTON PROPERTIES, INC.


                                        By: __________________________